                                                                   Exhibit 10.29


================================================================================






                            ASSET PURCHASE AGREEMENT

                                     BETWEEN


                                THE DOLLY V L.C.

                                    AS SELLER

                                       AND


                                   ITS MEMBERS

                                       AND

                             NAHC II OF TEXAS, INC.

                                    AS BUYER




================================================================================

                                TABLE OF CONTENTS


ARTICLE I.  PURCHASE AND SALE.....................................................................................1
         1.1          Purchase and Sale...........................................................................1
         1.2          Excluded Assets.............................................................................4
         1.3          Assumed Contracts, Leases and Liabilities...................................................4
         1.4          Excluded Liabilities........................................................................4
         1.5          Additional Real Estate......................................................................5

ARTICLE II.  ACCOUNTS RECEIVABLE..................................................................................6
         2.1          Seller's Accounts Receivable................................................................6

ARTICLE III.  PURCHASE PRICE......................................................................................6
         3.1          Purchase Price..............................................................................6
         3.2          Taxes and Assessments; Prorations; Adjustments..............................................7
         3.3          Closing Statements..........................................................................8
         3.4          Allocation of Purchase Price. ..............................................................8
         3.5          Escrow Agreement............................................................................8

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF SELLER.............................................................9
         4.1          Organization, Qualification and Authority...................................................9
         4.2          Absence of Default..........................................................................9
         4.3          Financial Statements.......................................................................10
         4.4          Operations Since December 31, 1996.........................................................11
         4.5          Taxes......................................................................................12
         4.6          Employment.................................................................................13
         4.7          Licenses and Permits.......................................................................13
         4.8          JCAHO and Accreditations...................................................................13
         4.9          Medicare, Medicaid, and Other Third-Party Payors...........................................14
         4.10         Peer Review................................................................................15
         4.11         Compliance with Zoning, Land Use and Other Laws............................................15
         4.12         Easements..................................................................................15
         4.13         Title to Assets............................................................................15
         4.14         Leases and Contracts.......................................................................16
         4.15         Environmental Matters......................................................................18
         4.16         Miscellaneous Representations Relating to Real Estate......................................20
         4.17         Conditions of Assets.......................................................................21
         4.18         Capital Expenditure and Construction.......................................................22
         4.19         Future Construction........................................................................22
         4.20         Litigation.................................................................................22
         4.21         Seller's Employees.........................................................................23
         4.22         Labor Relations............................................................................23

         4.23         Insurance..................................................................................24
         4.24         Broker's or Finder's Fee...................................................................24
         4.25         Medical Staff..............................................................................24
         4.26         Conflicts of Interest......................................................................25
         4.27         Hill-Burton and Other Liens................................................................25
         4.28         Experimental Procedures....................................................................25
         4.29         Intellectual Property; Computer Software...................................................25
         4.30         Inventories................................................................................25
         4.31         Motor Vehicles.............................................................................26
         4.32         Employee Benefit Plans.....................................................................26
         4.33         Compliance with Laws.......................................................................27
         4.34         No Omissions or Misstatements..............................................................28

ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF BUYER..............................................................28
         5.1          Organization, Qualification and Authority..................................................28
         5.2          Absence of Default.........................................................................29

ARTICLE VI.  COVENANTS OF PARTIES................................................................................29
         6.1          Preservation of Business and Assets........................................................29
         6.2          Absence of Material Change.................................................................29
         6.3          Access to Books and Records................................................................30
         6.4          Consents...................................................................................31
         6.5          Risk of Loss...............................................................................32
         6.6          Condemnation...............................................................................32
         6.7          Good Faith.................................................................................33
         6.8          Preserve Accuracy of Representations and Warranties........................................33
         6.9          Maintain Books and Accounting Practices....................................................33
         6.10         Indebtedness; Liens........................................................................33
         6.11         Compliance with Laws and Regulatory Consents...............................................33
         6.12         No Sale, Merger or Consolidation...........................................................34
         6.13         Maintain Insurance Coverage................................................................34
         6.14         Medicare and Medicaid Reporting............................................................34
         6.15         Current Return Filing......................................................................35
         6.16         Performance................................................................................35
         6.17         WARN Act...................................................................................35
         6.18         Termination of Employee Plans..............................................................35
         6.19         Power to Endorse Checks....................................................................36
         6.20         Phase I Environmental Assessment; Additional Environmental
                      Inspections................................................................................36

ARTICLE VII.  TITLE AND SURVEY...................................................................................37
         7.1          Title Report and Policy....................................................................37
         7.2          Survey.....................................................................................38

         7.3          U.C.C.  Searches...........................................................................38
         7.4          Defects and Cure...........................................................................38

ARTICLE VIII.  CLOSING...........................................................................................39
         8.1          Closing....................................................................................39
         8.2          Termination................................................................................39

ARTICLE IX.  SELLER'S AND MEMBERS' CONDITIONS TO CLOSE...........................................................40
         9.1          Representations and Warranties True at Closing; Compliance with
                      Agreement..................................................................................40
         9.2          Regulatory Approvals.......................................................................40
         9.3          No Action/Proceeding.......................................................................40
         9.4          Compliance with Article XII................................................................40
         9.5          Approval by Counsel........................................................................41
         9.6          Order Prohibiting Transaction..............................................................41
         9.7          Completion of Exhibits.....................................................................41

ARTICLE X.  BUYER'S CONDITIONS TO CLOSE..........................................................................41
         10.1         Representations and Warranties True at Closing; Compliance with
                      Agreement..................................................................................41
         10.2         No Loss, Damage or Destruction.............................................................41
         10.3         No Material Adverse Change.................................................................41
         10.4         Regulatory Approvals.......................................................................42
         10.5         No Action/Proceeding.......................................................................42
         10.6         Compliance with Articles VII and XI........................................................42
         10.7         Inspection of Assets; U.C.C. Searches, etc.................................................42
         10.8         Approval by Counsel........................................................................42
         10.9         Order Prohibiting Transaction..............................................................43
         10.10        Repayment of Loans.........................................................................43
         10.11        Consents...................................................................................43
         10.12        Tail Insurance.............................................................................43
         10.13        Approvals..................................................................................43
         10.14        Completion of Exhibits.....................................................................43

ARTICLE XI.  OBLIGATIONS OF SELLER AND MEMBERS AT CLOSING........................................................43
         11.1         Documents Relating to Title................................................................43
         11.2         Possession.................................................................................44
         11.3         Opinion of Seller's Counsel................................................................44
         11.4         Good Standing and Resolutions..............................................................45
         11.5         Closing Certificate........................................................................45
         11.6         Third Party Consents.......................................................................45
         11.7         Taxes and Other Payments...................................................................45
         11.8         Releases and Other Matters.................................................................46

         11.9         Notice to Third-Party Payors...............................................................46
         11.10        Additionally Requested Documents; Post Closing Assistance..................................46

ARTICLE XII.  OBLIGATIONS OF BUYER AT CLOSING....................................................................47
         12.1         Purchase Price.............................................................................47
         12.2         Corporate Good Standing and Certified Board Resolutions....................................47
         12.3         Opinion of Buyer's Counsel.................................................................47
         12.4         Assumption of Liabilities..................................................................47
         12.5         Closing Certificate........................................................................47
         12.6         Seller's Employees.........................................................................47
         12.7         Health Insurance...........................................................................47

ARTICLE XIII.  SURVIVAL OF PROVISIONS AND INDEMNIFICATION........................................................47
         13.1         Survival...................................................................................47
         13.2         Indemnification by Seller..................................................................48
         13.3         Indemnification by Buyer...................................................................48
         13.5         Procedure for Indemnification..............................................................49
         13.6         Assignment by Buyer.  .....................................................................51

ARTICLE XIV.  PRESERVATION OF BUSINESS
         AND NONCOMPETE RESTRICTIONS.............................................................................52
         14.1         Covenant Not to Compete....................................................................52
         14.2         Enforceability.............................................................................52

ARTICLE XV.  MISCELLANEOUS.......................................................................................53
         15.1         Assignment.................................................................................53
         15.2         Other Expenses.............................................................................53
         15.3         Notices....................................................................................53
         15.4         Controlling Law............................................................................54
         15.5         Headings...................................................................................54
         15.6         Benefit....................................................................................54
         15.7         Partial Invalidity.........................................................................54
         15.8         Waiver.....................................................................................54
         15.9         Counterparts...............................................................................55
         15.10        Interpretation; Knowledge..................................................................55
         15.11        Entire Agreement...........................................................................55
         15.12        Legal Fees and Costs.......................................................................55
         15.13        Exclusivity................................................................................55
         15.14        Completion of Exhibits.....................................................................56





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



                                  EXHIBIT INDEX

Exhibit No.           Exhibit Matter
-----------           --------------

1.1(1)                Real Estate
1.1(2)                Equipment and Furnishings
1.2                   Excluded Assets
1.3                   Assumed Liabilities
1.4(1)                Long Term Notes Payable
3.1(5)                Escrow Agreement
3.4                   Purchase Price Allocation
3.5                   Escrow Agreement
4.2                   Absence of Default; Consents
4.3                   Financial Statements
4.4                   Operations since December 31, 1996
4.5                   Tax Payment Delinquencies
4.6                   Employment Matters
4.7                   Licenses and Permits
4.8                   JCAHO and Other Accreditations
4.9                   Program Agreements
4.10                  Peer Review Memorandum of Understanding
4.11                  Exceptions to Zoning, Land Use and Other Laws
4.13(2)               Permitted Exceptions
4.13(3)               Transferred Assets
4.13(4)               Trade names and Fictitious Names
4.13(5)               Addresses for Accounts Receivable
4.14                  Leases and Contracts
4.15                  Hazardous Materials
4.19                  Future Construction
4.20                  Litigation
4.21(a)               Employees, Fringe Benefits and Personnel Policies
4.21(b)               Terminated Employees
4.23                  Insurance
4.26                  Conflicts of Interest
4.29                  Intellectual Property
4.32                  Employee Benefit Plans
4.32(2)               Employee Benefit Plans - Prohibited Transactions
4.32(3)               Employee Benefit Plans - Noncompliance
4.32(4)               Employee Benefit Plan Obligations being assumed by Buyer
11.6(3)               Estoppel and attornment letters from tenants
11.9                  Form of Notice to Third Party Payors

                                    GLOSSARY

Section                    Defined Term
-------                    ------------

13.1                  Absolute Covenants
3.3                   Accountants
4.8(3)                ACR
4.15(2)               Affiliates
4.15(2)               Agents
1.1                   Assets
4.14(1)               Assumed Contracts
1.3                   Assumed Liabilities
4.33                  Bulk Sales Law
Page 1                Buyer
13.2                  Buyer Indemnified Parties
4.8(2)                CAP
4.15(1)               CERCLA
13.5(1)               Claim
8.1                   Closing
3.1(2)                Closing Net Working Capital
1.4(6)                COBRA coverage
3.4                   Code
7.1                   Commitment
4.15(2)               control
14.1                  Davis
7.4                   Defects
4.32(1)               Employee Plan
1.1(2)                Equipment and Furnishings
4.32(1)               ERISA
3.1(5)                Escrow Agreement
1.2                   Excluded Assets
1.4                   Excluded Liabilities
3.3                   Final Closing Statement
4.3(1)                Financial Statements
13.4                  Foundation
4.15(1)               Hazardous Substances
Recital A             Hospital
13.5(1)               Indemnitee
13.5(1)               Indemnitor
4.29                  Intellectual Property
1.1(3)                Inventory
4.8(1)                JCAHO

Page 1                Seller
4.14(1)               Leases and Contracts
4.7                   Licenses and Permits
13.2                  Loss
Page 1                Member
Page 1                Members
3.1(2)                Net Working Capital
14.1                  Noncompete Area
14.1                  Noncompete Period
13.5(1)               Notice
4.21                  part-time employee
4.13(2)               Permitted Exceptions
3.3                   Preliminary Closing Statement
13.4                  Prior Period Loss
4.9(1)                Program Agreements
4.9(1)                Programs
1.3(2)                PTO
3.1                   Purchase Price
13.2                  Rate
4.15(1)               RCRA
1.1(1)                Real Estate
1.1(4)                Receivables
Page 1                Seller
7.2                   Survey
13.6                  Tangible Net Worth
7.4                   Title Evidence
7.1                   Title Policy
7.3                   U.C.C. Searches
4.3(1)                Unaudited Financial Statements
4.21                  WARN
14.1                  Warren

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT, is made the 31st day of July, 1997, by and among THE DOLLY V L.C., a Texas limited liability company ("SELLER"), EDUARDO ATKINSON, M.D., EVE Y. BERRY, TIM BOTHWELL, M.D., LYNN DAVIS, HEJAR, LTD., CECIL SIMMONS, M.D., LONNIE STANTON, M.D., ROGER PHILO, R. WILLIAM WARREN, ROBERT R. WEBB, DANA WILKE and L. NATHAN WINTERS (collectively, the "MEMBERS," and individually, a "MEMBER") (the Members are party to this Agreement to evidence their consent to the transaction described herein and to affirm their specific representations, covenants and agreements herein, and not to guaranty the obligations of Seller hereunder), and NAHC II OF TEXAS, INC., a Tennessee corporation ("BUYER").

                                R E C I T A L S:

         A. Seller owns and operates Dolly Vinsant Memorial Hospital, located on approximately 7.498 acres of land and with a building consisting of 49,589 square feet at 400 East Highway 77, San Benito, Texas 78586, including a hospital comprised of 81 licensed beds, and other inpatient and outpatient hospital and health care related businesses and programs (the "HOSPITAL"); and

         B. Members own 100% of the equity (including both financial and governance rights) in Seller; and

         C. Except for the Excluded Assets described in Section 1.2, Seller and Members desire to sell and transfer to Buyer or its designee the Hospital and the Assets (as defined in Section 1.1), and Buyer or its designee desires to purchase the same from Seller and the Members, subject to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual terms, covenants, agreements and conditions contained in this Agreement, the undersigned agree as follows:


                          ARTICLE I. PURCHASE AND SALE

         1.1 Purchase and Sale. Except as provided in Section 1.2, Seller agrees to sell, transfer, assign, convey and deliver to Buyer (or Buyer's designee) and Buyer (or Buyer's designee) shall purchase from Seller all right, title and interest in all of the following assets (collectively, the "ASSETS"):

                  (1) Good and indefeasible fee simple (or leasehold with respect to items noted as such on the exhibit, as the case may be), right, title and interest in all of the

Hospital's interests in real property, as described in Exhibit 1.1(1); including, leaseholds, easements and improvements thereon, plants, fixed assets, buildings, structures, fixtures (including fixed machinery and fixed equipment) situated thereon or forming a part thereof and all appurtenances, easements and rights-of-way, and air, mineral or other rights related thereto (collectively, the "REAL ESTATE");

                  (2) All tangible business and personal property, medical and other equipment, machinery, data processing hardware and software, furniture, furnishings, appliances, vehicles and other tangible personal property of every description and kind and all replacement parts therefor which are either owned by Seller or used or maintained or operated by Seller in connection with the Hospital, wherever located, including but not limited to the items listed on
Exhibit 1.1(2) (collectively, the "EQUIPMENT AND FURNISHINGS");

                  (3) All inventory of goods and supplies used or maintained in connection with or located in the Hospital, including, but not limited to, food, cleaning materials, disposables, linens, consumables, office supplies, drugs and medical supplies (collectively, the "INVENTORY");

                  (4) All Seller's patient accounts, notes and other receivables, including those from third party payors, whether or not written off (collectively, the "RECEIVABLES");

                  (5) All patient, medical, personnel, clinical and other records of the Hospital (including both hard and microfiche copies), and all manuals, books and records used in operating the Hospital, including personnel policies and manuals, and computer software;

                  (6) To the extent transferable, all licenses, permits, registrations, certificates, consents, accreditations, approvals and franchises, and all applications therefor, necessary to construct, operate and conduct the business of the Hospital, together with assignments thereof, if required, and all waivers which Seller currently has, if any, pertaining thereto;

                  (7) All plans and surveys, including "as-built" plans, all plats, specifications, engineers' drawings, and architectural renderings and similar items relating to the Assets (including, without limitation, those relating to utilities, easements and roads), in Seller's possession or obtainable by Seller (without unreasonable cost and if it is unreasonable, Seller will provide notice to Buyer prior to Closing);

                  (8) All goodwill associated with the Hospital and other intangible assets including, but not limited to, the exclusive rights to use the name "Dolly Vinsant Memorial Hospital" and all derivations thereof and the other trade names listed on Exhibit 4.13(4) and, to the extent assignable by Seller, all warranties (express or implied) and rights and claims assertable by (but not against Seller) related to the operation of the Hospital and all telephone and facsimile numbers as currently used in the operation of the Hospital;

                  (9) All prepaid assets;

                  (10) Seller's contract and leasehold rights and interests pursuant to contracts for purchase or lease of real and personal property, rights of first refusal, options, construction contracts, contracts for purchase, sale or lease of equipment, goods or services currently furnished or to be furnished at or to the Hospital which are identified as Assumed Contracts on Exhibit 4.14;

                  (11) All assets reflected on the Financial Statements, as defined in Section 4.3(1), and any additions thereto up through the Closing less deletions therefrom sold or consumed in the ordinary course of business;

                  (12) Seller's interest in all property used in connection with or for the benefit of the Hospital, other than Excluded Assets, as defined in
Section 1.2, whether real, personal or mixed, tangible or intangible, arising or acquired after the date of this Agreement and prior to Closing;

                  (13) All insurance proceeds (including deductibles, co-payments or self insured requirements) arising in connection with damage to the Assets occurring after the date of this Agreement and prior to Closing, to the extent not expended for repair and restoration of the Assets;

                  (14) Any claims of Seller against third parties relating to the Assets, choate or inchoate, known or unknown, contingent or otherwise;

                  (15) All security or other deposits and prepayments made by tenants of Seller pursuant to leases or subleases;

                  (16) Seller's 45% interest in San Benito Medical Associates After Hours Clinic (the "Night Clinic"); and

                  (17) All other property, other than Excluded Assets, of every kind or description owned by Seller and used or held for use in the business of the Hospital, whether or not reflected on the Financial Statements, wherever located and whether or not similar to the items specifically set forth above, and all other businesses and ventures directly or indirectly owned by Seller in connection with the operations of the Hospital.

         1.2 Excluded Assets. Seller is not selling and Buyer is not purchasing or assuming obligations with respect to those items identified on Exhibit 1.2 (collectively, the "EXCLUDED ASSETS"). All tangible Excluded Assets owned by Seller shall be removed from the Assets by Seller prior to Closing without damage or defacement to the Assets.

         1.3 Assumed Contracts, Leases and Liabilities. At Closing, Buyer will assume all of the following (collectively, the "ASSUMED LIABILITIES"):

                  (1) All obligations accruing after Closing with respect to those contracts, purchase orders and leases which are identified as Assumed Contracts on Exhibit 1.3 hereto, and the obligation to administer the COBRA coverage (as defined below) with respect to those individuals listed on Exhibit 4.21(a) (but excluding any obligations to give notice, or other liabilities or obligations related to COBRA).

                  (2) All accrued compensation, vacation time and paid time off ("PTO") and build up of sick leave for periods of employment with Seller and Seller's predecessor, together with all related taxes, for Seller's employees who become employees of Buyer, which time accrued prior to Closing; provided, however, that Buyer shall assume (or pay, if applicable) the same only to the extent that the same is included in the calculation of Net Working Capital, as defined in Section 3.1, or Buyer has received a credit therefor under Section 3.1(5). Notwithstanding the preceding, Buyer will assume all taxes with respect to PTO and such taxes will not be included in the computation of Net Working Capital.

                  (3) All amounts payable under the Medicare and Medicaid Programs applicable to cost reports filed for services rendered through the Closing.

                  (4) Seller's current liabilities, but only to the extent included in the calculation of Net Working Capital.

         1.4 Excluded Liabilities. Seller shall remain responsible for all liabilities and obligations not expressly assumed by Buyer (collectively, the "EXCLUDED LIABILITIES"), including but not limited to the following:

                  (1) All of the Seller's long-term debt, including but not limited to all obligations pursuant to or related to the long term notes payable listed on the attached Exhibit 1.4(1).

                  (2) Obligations or liabilities to any donor with respect to any and all gifts, devises, bequeaths or donations in any way related to the Hospital;

                  (3) Liabilities or obligations with respect to the ownership or operation of any assets owned or operated by Seller other than the Assets (including the Excluded Assets);

                  (4) The assets and liabilities of all employee benefit plans except with respect to the vacation/PTO and sick leave assumed pursuant to
Section 1.3(2);

                  (5) All current liabilities up to and through Closing except those which are included in the calculation of Net Working Capital;

                  (6) All liabilities and commitments relating to the time periods prior to and including Closing for all of the following: suits, claims, indemnities, mortgages, contingent liabilities and other obligations of Seller (including, without limitation, malpractice claims or suits and other forms of liability for acts and omissions or events whether scheduled or unscheduled); any and all investment tax credit recapture; all impositions of income tax and other taxes; Hill-Burton liabilities; violation or liabilities under environmental laws; except pursuant to Section 1.3(2), all employee (and former employee) wages, salaries and benefits (other than as assumed pursuant to
Section 1.3(2)), including, without limitation, any claims (including penalties and interest) under ERISA, and any COBRA liabilities and obligations, including all obligations to give notice of and to provide continuation health care coverage for employees, former employees, and their dependents or any qualified beneficiary of such employees in accordance with the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (hereinafter referred to as "COBRA COVERAGE"); provided, that after Closing, Buyer shall provide COBRA coverage (with costs paid by COBRA recipients), and administer COBRA coverage for those employees of Seller identified as being entitled to COBRA coverage on Exhibit 4.21(a);

                  (7) Any intercompany receivables;

                  (8) All amounts now or hereafter payable under the Medicare or Medicaid programs with respect to periods through the Closing, including any amount payable if any gain occurs as a result of the sale of the Hospital, except for amounts included in the Net Working Capital computation; and

                  (9) Any other liabilities or obligations of Seller not specifically assumed by Buyer pursuant to this Agreement.

         1.5 Additional Real Estate. Other than the Excluded Assets, Seller and Buyer acknowledge and agree that it is their intent to transfer to Buyer all real estate used in or related to the operation of the Hospital that is owned or leased directly by the Seller or by an affiliate of the Seller. If any tract or parcel of real estate (or buildings, improvements and fixtures thereon or any easement, appurtenances, rights of way or other rights related thereto), whether owned or leased which should have been identified on Exhibit 1.1(1) is inadvertently not included on Exhibit 1.1(1) and such errors are discovered after execution of this Agreement, the parties agree that Exhibit 1.1(1) shall be amended prior to Closing to correct such errors and such amended Exhibit shall then be controlling. In the event that any such errors are discovered subsequent to the Closing, to the extent necessary to effect the intent of this Agreement, the parties agree that Exhibit 1.1(1) shall be amended to correct such errors and such amended Exhibit 1.1(1) shall be controlling, and the Seller shall execute and deliver or cause to be executed and delivered, deeds, instruments of correction, or such other instruments, and to take or cause to be taken, such other steps as may be necessary to correctly vest or convey the right title to any such real estate to Buyer in accordance with the terms and provisions of this Agreement. The obligations pursuant to this Section shall survive Closing.


                         ARTICLE II. ACCOUNTS RECEIVABLE

         2.1 Seller's Accounts Receivable. Buyer is purchasing all of Seller's accounts receivable, including patient accounts receivable, long-term patient accounts receivable, income guarantee advances, amounts receivable from third party payor programs (governmental or commercial), notes, other receivables, whether or not written off. After the Closing, Seller shall remit to Buyer any payments received by Seller with respect to the accounts receivable sold to Buyer. Any funds so collected will be remitted to the Buyer within 5 days following receipt of such payments.


                           ARTICLE III. PURCHASE PRICE

         3.1 Purchase Price. Subject to the terms and conditions hereof (including Section 3.5), the purchase price payable by Buyer to Seller for the Assets shall be an amount derived in the following manner (the "PURCHASE PRICE"):

                  (1) Seven Million Seven Hundred Fifty Thousand and No/100 Dollars ($7,750,000.00);

                  (2) PLUS or MINUS the amount of the Closing Net Working Capital. The term "CLOSING NET WORKING CAPITAL" shall mean the Net Working Capital calculated as of Closing. The term "NET WORKING CAPITAL" shall mean the value of the following asset accounts less the value of the following liability accounts as those terms are used in the Financial Statements, all recorded and valued in accordance with generally accepted accounting principles, consistently applied: Assets - cash, accounts receivable (less allowances for uncollectibles), inventories and prepaid expenses; Liabilities - accounts payable, accrued expenses payable, and short-term and long-term portions of leases payable. If there are any third-party cost report estimates or payables/ receivables, they are specifically included in the definition of Net Working Capital.

                  (3) LESS the amount of any credit for accrued compensation, vacation/holiday, sick leave (whether or not recognized on the Financial Statements) and related taxes assumed by Buyer pursuant to Section 1.3(2) (but not otherwise included in the calculation of Net Working Capital);

                  (4) PLUS or MINUS, as appropriate, the proration of property taxes, utilities, rentals and payments under Assumed Contracts (as more clearly detailed in Section 3.2), except to the extent already included in the calculation of Net Working Capital;

                  (5) PLUS $150,000 as payment in full for all long-term patient pay receivables written off by Seller prior to Closing.

         Buyer and Seller will work together to agree on adjustments to the Net Working Capital by making a good faith estimate at Closing and to agree as to the final amount within ninety (90) days after Closing as set forth in Section
3.3 hereof.

         The Purchase Price will be payable in immediately available funds as provided in Section 8.1.

         3.2 Taxes and Assessments; Prorations; Adjustments. Seller shall pay or credit against the Purchase Price the amount of all delinquent real estate and personal property taxes, including penalties and interest, and all special assessments that are a lien as of the day of Closing, both current and reassessed. Seller shall also credit on the Purchase Price all unpaid real estate and personal property taxes and assessments not yet due for the years prior to the Closing and a portion of such taxes for the year of Closing prorated through the date of Closing not already included in the calculation of Net Working Capital. The proration of the undetermined taxes and assessments shall be based upon a 365-day year and on the most recently available tax rate and valuation. It is the intention of the parties in making the tax proration to allow Buyer a credit as close in amount as possible to the amount which Buyer will be required to pay, giving effect to applicable exemptions, discounts, recently voted millage, changes in valuation or other similar matters which may have an effect on the amount of the real estate and personal property taxes, whether or not they have been certified.

         To the extent not included in the calculation of Net Working Capital, Seller shall prorate rentals received from tenants and subtenants with respect to leased facilities covering the period from and after Closing, none of which may be applied by Seller to delinquent rents by credit against the Purchase Price. Rents collected by Seller for the month in which Closing occurs shall be prorated to the Closing. Rents collected by Buyer after Closing shall be attributed to current rent first and then to delinquent rent in reverse chronological order. Any deposits (including any capital occupancy fee or occupancy deposit) from tenants or the like, which are refundable shall be a credit towards any purchase price and the obligation to refund the same shall be an assumed obligation of Buyer and entitle Buyer to a credit.

         Utilities and payments under Assumed Contracts, as defined in Section 4.14(1), shall be prorated at Closing.

         3.3 Closing Statements. The adjustments specified in Sections 3.1 and
3.2 shall be estimated by the parties hereto in good faith at the Closing based on the most current interim financial statements with provisional adjustments as shall be mutually agreed at Closing and shall be called the "PRELIMINARY CLOSING STATEMENT." No later than ninety (90) days after the Closing, the parties hereto shall prepare the "FINAL CLOSING STATEMENT" reflecting the items listed above determined in accordance with generally accepted accounting principles on an accrual basis applied consistently with prior periods. Adjustments made after the Closing based on the Final Closing Statement shall be payable in cash, on or before the tenth day following the day the Final Closing Statement is agreed upon, with interest on any adjustments at the Rate (as defined in Section 13.2) commencing at Closing. If Buyer and Seller are unable to agree on the Final Closing Statement within ninety (90) days after the Closing, they shall appoint Deloitte & Touche (the "ACCOUNTANTS"), to make such determination which determination shall be final and binding on the parties hereto for the purpose of this Agreement, and Buyer and Seller shall each pay one-half the cost of the Accountants.

         3.4 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets in the manner set forth in Exhibit 3.4, which Exhibit shall be provided by Buyer at or before the Closing. The parties agree that this allocation will be used by them for all purposes including tax, reimbursement and other purposes. Each party hereto agrees that it will report the transaction in accordance with such allocation, including under Section 1060 of the Internal Revenue Code of 1986, as amended (the "CODE"), and that it will not take a position inconsistent with such allocation except with the written consent of the other party hereto.

         3.5 Escrow Agreement. One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) of the Purchase Price shall be deposited into an interest bearing escrow account pursuant to the terms of an escrow agreement (the "ESCROW AGREEMENT"), attached hereto as Exhibit 3.5, the purpose of which is to (i) provide amounts to cover any adjustment in the Net Working Capital and
(ii) protect the Buyer from any breach of representations, warranties and covenants contained herein.

              ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF SELLER

         As inducements to Buyer to enter into this Agreement and to consummate the transactions contemplated herein, Seller hereby represents and warrants to Buyer, which representations and warranties shall be true and correct on the date hereof and on Closing, as if then restated, as follows:

         4.1 Organization, Qualification and Authority. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas. Seller has full power and authority to (i) own, lease and operate its facilities and assets as presently owned, leased and operated, (ii) carry on its business as it is now being conducted, and (iii) execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement and to consummate the transactions contemplated on the part thereof without the consent, approval or authorization of, or obligation to notify, any person, entity or governmental agency (other than the notification required to be made to the Texas Department of Health). Seller is in good standing in each state in which its operations make it necessary to be so qualified. Except for Members, no other person or entity owns or holds, has any interest in, whether legal, equitable or beneficial, or has the right to purchase, any equity interest, voting interest or financial interest or other security of Seller. Seller, directly or indirectly, owns no capital stock, security, interest or other right, or any option or warrant convertible into the same, of any corporation, partnership, joint venture or other business enterprise and Seller has no commitments to purchase any such interests, other than its forty-five percent (45%) interest in the Night Clinic pursuant to the Letter of Agreement between San Benito Medical Associates and Dolly Vinsant Memorial Hospital. The execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith by Seller have been duly authorized by all necessary action on the part of Seller. No other action, consent or approval on the part of Seller, Members or any other person or entity is necessary to authorize Seller's due and valid execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith. This Agreement and all other agreements and documents executed in connection herewith by Seller and/or Members, upon due execution and delivery thereof, shall constitute valid and binding obligations of each of Seller and/or Members, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.

         4.2 Absence of Default. Upon receipt of the consents specified in
Exhibit 4.2 and the payment in full by Seller of those obligations listed on
Exhibit 1.4(1), the execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith by Seller and/or the Members will not constitute a violation of, or be in conflict with, and will not, with or without the giving of notice or the passage of time, or both, result in a breach of, constitute a default under, or create (or cause the acceleration of the maturity of) any debt, indenture, obligation or liability affecting the Assets pursuant to, or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of the Assets under: (a) any term or provision of the organizational documents of Seller or the Members; (b) any contract, lease, purchase order, agreement, indenture, mortgage, pledge, assignment, permit, license, approval or other commitment to which Seller and/or the Members are a party or by which Seller and/or the Members or the Assets are bound (except for such consent requirements with respect to the Assumed Contracts as are identified in Exhibit 4.14(1)); (c) any judgment, decree, order, regulation or rule of any court or regulatory authority, or (d) any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority or arbitration tribunal to which Seller, Members and/or the Assets are subject that would have a material adverse effect on Buyer or the Assets.

         4.3 Financial Statements.

                  (1) Attached as Exhibit 4.3 are true and correct copies of the unaudited Financial Statements of Seller for the fiscal years ended December 31, 1994, 1995 and 1996, along with the interim unaudited financial statements of Seller for the five (5) month period ending May 31, 1997 (collectively, the "UNAUDITED FINANCIAL STATEMENTS" together with the financial statements described in Section 4.3(2) shall be the "FINANCIAL STATEMENTS"). The Financial Statements accurately reflect the results of the Hospital. The Financial Statements present fairly and accurately the financial position of Seller, the results of its operations and all costs and expenses for the periods specified. The Financial Statements are true, complete and correct, and have been prepared in conformity with generally accepted accounting principles, applied consistently for the periods involved; provided, that certain long term patient pay receivables of Seller, and Seller's interest in the San Benito Medical Associates Night Clinic (both as more particularly described in Exhibit 4.3) are not reflected therein. The Financial Statements are in accordance with the books and records of Seller. Except as set forth in the Financial Statements, or as otherwise specified on Exhibit 4.3, Seller has no known contingent liabilities or obligations.

                  (2) Seller shall cause to be prepared interim unaudited monthly financial statements for each month after the most recent delivered Unaudited Financial Statements, which shall be delivered to Buyer within two (2) business days after they are created (but the delivery shall be no later than twenty (20) days after the end of the month which the Unaudited Financial Statements relates to), and after delivery shall be deemed a part of the Unaudited Financial Statements.

                  (3) After Closing, Seller shall make its books and records available to Buyer and Buyer's auditors at reasonable times and in a manner so as to not unduly interfere with Seller's operations, and otherwise cooperate with Buyer in order to permit

Buyer to conduct an audit of Seller's financial statements for any period prior to Closing. Such audit, if any, shall be at Buyer's expense. The books and records of Seller are in such order and completeness so that an unqualified audit may be performed for such periods. Seller agrees to cooperate, at Buyer's expense, with Buyer in Buyer's preparation of financial statements relating to such periods and Buyer's filing in a timely manner registration statements, private placement memoranda and periodic reports, if any, pursuant to applicable federal and state securities laws. Seller intends to leave Seller's books and records (other than corporate records) with Buyer after the Closing.

         4.4 Operations Since December 31, 1996. Except as set forth on Exhibit
4.4 since December 31, 1996, Seller has conducted its business only in the ordinary course and there have been no:

                  (1) material adverse changes in the condition, financial or otherwise, of the Assets, the business or prospects of, or in the results of operations of the Hospital or Seller;

                  (2) terminations of any contract, lease or other agreement to which Seller is a party except by Seller, or damage or destruction to the Assets (other than related to current renovation projects), whether or not covered by insurance;

                  (3) sales, leases, transfers or other dispositions by Seller of any of the Assets, mortgages or pledges of or the imposition of any liens, charges or encumbrances in excess of, in the aggregate Five Thousand and No/100 Dollars ($5,000.00) on any of the Assets or removal of any of the Assets from the Real Estate, other than those made in the ordinary course of business;

                  (4) increases in the compensation payable by Seller to any Members, employees, directors, managers, governors, independent contractors or agents, or any increase in, or institution of, any bonus, insurance, pension, profit-sharing or other employee benefit plan, remuneration or arrangements made to, for or with such persons;

                  (5) changes in the composition of the medical staff of the Hospital, other than normal turnover;

                  (6) changes in the rates charged by the Hospital for its service;

                  (7) any net operating losses incurred in the operation of the Hospital;

                  (8) any dividends, distributions or extraordinary payments by Seller;

                  (9) capital expenditures, additions or betterments to the Hospital in excess of, in the aggregate Ten Thousand and No/100 Dollars ($10,000.00);

                  (10) discharges or satisfactions of, or unscheduled payments against, any lien, charge or encumbrance, other than current liabilities shown on the Financial Statements or incurred since December 31, 1996, and paid consistent with past practice;

                  (11) Adjustments or write-offs of Receivables or reductions in reserves for Receivables outside of the ordinary course of business;

                  (12) Changes in the accounting methods or practice employed by Seller or change in depreciation or amortization policies;

                  (13) Issuance or sales by Seller, or contracts or other commitments entered into by Seller, for the issuance or sales of any ownership interest in or securities convertible into or exchangeable for any ownership interest in Seller;

                  (14) Mergers, consolidations or similar transactions; or solicitations therefor;

                  (15) Federal, state or local statutes, rules, regulations, orders or cases adopted, promulgated or decided which, to the best knowledge of Seller, adversely affect the Assets; or

                  (16) Strikes, work stoppages or other labor disputes adversely affecting the Hospital.

         4.5 Taxes. All taxes, including, without limitation, income, property, sales, use, franchise, added value, employees' income withholding and social security taxes, license fees and taxes, deposits and fees for waste disposal, pharmaceutical, nursing facilities, and taxes on disproportionate share hospitals imposed by the United States, by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or any foreign country, or by any other taxing authority, which are due or payable by Seller and all predecessors and affiliates of Seller and all interests and penalties thereon, whether disputed or not, have been paid in full and all tax returns required to be filed in connection therewith have been accurately prepared and timely filed. All deposits required to be made by Seller and all predecessors and affiliates of Seller with respect to employees' withholding taxes have been duly made. Except as set forth in Exhibit 4.5, Seller has not been delinquent in the payment of any tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis therefor.

         4.6 Employment. Except as disclosed in Exhibit 4.6 hereto, to the best of Seller's knowledge, no person or party (including, but not limited to, any governmental agency) has any claim or basis for any action or proceeding, against Seller (or any officer, director, employee, agent or the Members of Seller), arising out of any statute, ordinance or regulation relating to wages, collective bargaining, discrimination in employment or employment practices or occupational safety and health standards (including, but not limited to, the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, as amended, the Occupational Safety and Health Act, or the Age Discrimination in Employment Act of 1967 or the Americans With Disabilities Act of 1990). None of such claims shall result in any liability to or obligation of Buyer, or lien or encumbrance against the Assets.

         4.7 Licenses and Permits. Seller has all local, state and federal licenses, permits, registrations, certificates, contracts, consents, accreditations and approvals (collectively, "LICENSES AND PERMITS") necessary for Seller to occupy, operate and conduct its business, all of which are listed on Exhibit 4.7. There is no default under any of such Licenses and Permits. True and correct copies of these Licenses and Permits have previously been provided to Buyer. The most recent licensure surveys and deficiency reports related to each of these items has also been included in Exhibit 4.7. Seller is and at the Closing Date will have duly registered the following beds with the Texas Department of Health as a general, acute care hospital authorized to operate 81 beds. Except as described in Exhibit 4.7, no notices have been received by Seller or Members with respect to complaints lodged with any regulatory authority or agency or with respect to threatened, pending, or possible revocation, termination, suspension or limitation of any of the Licenses and Permits nor are there any grounds for revocation, suspension or limitation.

         4.8 JCAHO and Accreditations.

                  (1) The Hospital is duly accredited for operation of its various beds by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO"). Included in Exhibit 4.8 are each Certificate of Accreditation, copies of the most recent JCAHO accreditation survey report, and a list of deficiencies, if any.

                  (2) The Hospital's laboratory is duly accredited by the Commission on Laboratory Accreditation of the College of American Pathologists ("CAP"). Included in Exhibit 4.8 are copies of the most recent letter and list of accredited services from CAP.

                  (3) The Hospital has a certificate from the American College of Radiology ("ACR") for mammography. Included in Exhibit 4.8 is a copy of the most recent certificate from ACR.

                  (4) Seller has received no notice with respect to any threatened, pending or possible revocation, early termination, suspension or limitation of any of the accreditations listed in this Section 4.8 nor are there any grounds for such action.

         4.9 Medicare, Medicaid, and Other Third-Party Payors.

                  (1) The Hospital is duly certified to participate, and does participate in the Medicare Program and the Medicaid Programs in the State of Texas (the "PROGRAMS"). Copies of the Hospital's existing Medicare and Medicaid contracts (the "PROGRAM AGREEMENTS") are included in Exhibit 4.9. The Hospital is in full compliance with all of the terms, conditions and provisions of such contracts, as well as state and federal laws related thereto.

                  (2) Attached as part of Exhibit 4.9 is a copy of the Hospital's most recent Statement of Deficiencies and Plan of Correction (Form HCFA-2567).

                  (3) No notice of any offsets against future reimbursement has been received by Seller or the Members nor is there any basis therefor. There are no pending appeals, adjustments, challenges, audits, litigation, notices of intent to reopen or open cost reports with respect to the Programs except as set forth in Exhibit 4.9. The Hospital has not been subject to or threatened with loss of waiver of liability for utilization review denials with respect to the Programs during the past twelve (12) months, nor has it received notice of pending, threatened or possible decertification or other loss of participation in, any of the Programs, except as set forth in Exhibit 4.9.

                  (4) The Hospital currently has contractual arrangements with Blue Cross and other third party payors. Copies of all existing Blue Cross contracts are included in Exhibit 4.9. The Hospital is in full compliance with all of the terms, conditions and provisions of such contract(s).

                  (5) Seller has previously furnished Buyer the Medicare and Medicaid cost reports of Seller for the years of 1994, 1995 and 1996. The cost reports are complete and accurate for the periods indicated. All liabilities and contractual adjustments of the Hospital under any third party payor or reimbursement programs have been properly reflected and adequately reserved for in the Financial Statements.

                  (6) Seller has received no notice of any violation of federal or state fraud and abuse or self-referral laws, nor are Seller and Members aware of any such violations in connection with the operation of its business.

         4.10 Peer Review. The Hospital has entered into one or more valid memorandums of understanding with the Hospital's peer review organizations. A copy of each memorandum of understanding is attached as Exhibit 4.10.

         4.11 Compliance with Zoning, Land Use and Other Laws. Except as disclosed in Exhibit 4.11 hereto, the Hospital has received no notice of any, and to the best of Seller's knowledge, there exists no, violation of any zoning, land use, public health, building code or other similar laws, ordinances and regulations applicable thereto and there does not exist any variances, conditional use permits, waivers or exemptions relating to the Real Estate with respect to such matters. There is presently located within the Real Estate an adequate number of parking spaces to satisfy the requirements of all applicable zoning and land use ordinances and regulations for the Hospital's current operations. Final, permanent and unconditional certificates of occupancy and/or use have been duly issued by the applicable governmental authority having jurisdiction for all buildings located on the Real Estate.

         4.12 Easements. The Hospital has all easements and rights necessary to continue operation of the business of the Hospital as currently conducted.

         4.13 Title to Assets.

                  (1) Seller is the only record, legal and beneficial owner of and has, and at Closing will have, good indefeasible and insurable fee simple or leasehold, as the case may be, absolute title to all the Assets, free and clear of all mortgages, security interests, liens, leases, covenants, assessments, easements, options, rights of refusal, restrictions, reservations, defects in the title, encroachments, adverse claims and other encumbrances, except for the Permitted Exceptions (as defined below).

                  (2) The Real Estate is accurately described in Exhibit 1.1(1) and includes all real estate owned by Seller set forth on the Financial Statements and used in connection with the Hospital. Seller is the sole and exclusive record, legal and equitable owner of all right, title and interest in and has good, indefeasible and insurable title in fee simple or leasehold, as the case may be, to, and at Closing will be in possession of, all the Real Estate including the buildings, structures and improvements situated thereon and appurtenances thereto, in each case free and clear of all mortgages, liens, leases, assessments, easements, covenants, options, rights of refusal, restrictions, reservations, defects in title, encroachments and other encumbrances, whether or not the same render the title to such Real Estate uninsurable or unmarketable, except for the items listed on Exhibit 4.13(2) (the "PERMITTED EXCEPTIONS").

                  (3) The Seller has not sold, exchanged or transferred any material assets outside the ordinary course of business which were used by the Hospital within the last five years, except as listed on Exhibit 4.13(3).

                  (4) The only names, trade names or fictitious names under which the business of the Hospital has been operated for the last five years are listed on Exhibit 4.13(4). Seller has complied with all fictitious name filing statutes.

                  (5) Exhibit 4.13(5) lists all post office boxes and addresses where accounts receivable sold to Buyer are to be paid and all names under which payment is to be received. Seller hereby grants to Buyer the irrevocable power of attorney to execute and endorse any checks or receive any payments with respect to any accounts receivable which are sold to Buyer.

         4.14 Leases and Contracts.

                  (1) Exhibit 4.14 hereto sets forth a complete and accurate list of all contracts, agreements, purchase orders, service contracts, management agreements, equipment leases, leases of space, and ground leases, leases, subleases, options and commitments, oral or written, and all assignments, amendments, schedules, exhibits and appendices thereof, affecting or relating to any Asset or any interest therein, to which Seller is a party or by which Seller, the Hospital or the Assets are bound or affected (collectively, the "LEASES AND CONTRACTS"). Said Exhibit also indicates which of the Leases and Contracts are to be assumed by Buyer (herein, the "ASSUMED CONTRACTS") and whether the assignment and assumption of such Assumed Contracts require the consent of any third party. Seller will provide or cause to be provided to Buyer a copy of all written Leases and Contracts, and detailed summary of the provisions of all oral Leases and Contracts, prior to Closing. Except for Assumed Contracts, all Leases and Contracts and all other obligations relating to the Assets and the business of Seller shall be retained and paid or performed by Seller.

                  (2) None of the Leases and Contracts has been modified, amended, assigned or transferred, except as noted on Exhibit 4.14, and each is in full force and effect and is valid, binding and enforceable in accordance with its respective terms;

                  (3) No event or condition has happened or presently exists which constitutes a default or breach or, after notice or lapse of time or both, would constitute a default or breach by any party under any of the Leases and Contracts (other than with respect to those notes payable listed on Exhibit 1.4(1) which shall be paid in full by Seller at Closing), and Seller shall do no act nor omit to do any act which would cause such a default or breach. There are no counterclaims or offsets under any of the Leases and Contracts which are part of the Assumed Liabilities;

                  (4) There does not exist any security interest, lien, encumbrance or claim of others created or suffered to exist on any interest created under any of the Leases and Contracts;

                  (5) No purchase commitment by Seller is in excess of Seller's ordinary business requirements;

                  (6) Except as expressly identified on Exhibit 4.14, none of the Leases and Contracts is: (i) a capitalized lease within the meaning of generally accepted accounting principles; or (ii) a lease with a remaining term of one (1) year or more from Closing and which cannot be canceled within thirty
(30) days at the option of Seller without penalty; or (iii) a lease containing an option to purchase.

                  (7) Except as specifically set forth on Exhibit 4.14, the assignment to Buyer of the Assumed Contracts will not default, alter or terminate any of the Assumed Contracts, and such assignment will confer all Seller's rights thereunder to Buyer, without resulting penalty, premium or variation.

                  (8) Seller has no outstanding obligations to make any repairs or improvements or renovations under any leases of office space or other space included in the Leases and Contracts, including without limitation any obligations other than normal repairs and maintenance. There are no outstanding negotiations with any such lessees regarding any matter relating to the leased space. Except for those tenants in possession of the Real Estate under Leases and Contracts, there are no parties in possession of, or claiming any possession, adverse or not, to or other interest in, any portion of the Real Estate as lessees, tenants at sufferance, trespassers or otherwise. No tenant is entitled to any rebate, concession or free rent, other than as set forth in the Lease or Contract with such tenant. No rents due under any of the Leases and Contracts have been assigned or hypothecated to, or encumbered by, any person.

                  (9) Except as identified on Exhibit 4.14:

                           (a) There are no contracts, agreements or
arrangements, direct or indirect, providing for payments based in any manner on the revenues, purchases or profits of Seller or the Hospital; and

                           (b) There are no contracts, agreements or
arrangements, direct or indirect, with referral sources to the Hospital.

                  (10) The performance after Closing of obligations under the Leases and Contracts will not violate any law, rule, regulation or judgment applicable to the business of the Hospital or to the subject matter of or parties to the Leases and Contracts.

         4.15 Environmental Matters.

                  (1) Hazardous Substances. As used in this Section, the term "HAZARDOUS SUBSTANCES" means any hazardous or toxic substances, pollutants, contaminants, materials or wastes, including but not limited to those substances, pollutants, contaminants, materials, and wastes listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances pursuant to 40 CFR Part 302, or such substances, materials and wastes which are regulated under any federal environmental law or any applicable local or state environmental law, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") as supplemented and amended or the Resource Conservation and Recovery Act, as amended ("RCRA"), 42 U.S.C. ss.6901 et seq.; toxic substances as defined under the Toxic Substance Control Act, 15 U.S.C. 2601 et seq; or any of the following: hydrocarbons, petroleum and petroleum products, asbestos, polychlorinated biphenyls, formaldehyde, radioactive substances, flammables and explosives.

                  (2) Compliance with Laws and Regulations.

                           (a) To the best of Seller's knowledge, all operations
or activities upon, or any use or occupancy of the Real Estate, or any portion thereof, by Seller, any Affiliates of Seller (the term "AFFILIATES" shall mean any person or entity controlling, controlled by or under common control with Seller or a predecessor of Seller, and the term "CONTROL" shall mean the power, directly or indirectly to direct the management or policies of such person or entity), and any agent, contractor or employee of Seller or its Affiliates ("AGENTS"), or any tenant or subtenant of Seller of any part of the Real Estate, are and have been in all respects in compliance with all laws, regulations or orders relating to Hazardous Substances.

                           (b) Seller, Affiliates and Agents have kept the Real
Estate free of any lien imposed pursuant to any laws, regulations or orders relating to Hazardous Substances.

                           (c) To the best of Seller's knowledge, except for
uses and temporary storage of Hazardous Substances reasonably necessary to the customary operation of a hospital and in compliance with all applicable federal, state and local laws, statutes, ordinances, codes, rules, regulations, orders, decrees, and other applicable requirements of governmental authorities, neither Seller, Affiliates nor Agents nor any prior owners, operators, or occupants of the Real Estate have allowed the manufacture, use, generation, voluntary transmission, storage or presence of any Hazardous Substances over, in or upon the Real Estate. Seller has obtained all environmental permits necessary for the operation of a hospital and related activities, all such permits are in good standing and Seller is in compliance with all terms and conditions of its environmental permits.

                           (d) Neither Seller, Affiliates nor Agents have
received any communication (written or oral) that alleges that Seller is not or was not in compliance with all applicable environmental laws (including CERCLA or any comparable state or local law). None of the Real Estate, nor any part thereof, nor Seller, nor Affiliates, nor any present owner or operator of the Real Estate is subject to any pending or threatened investigation or inquiry by any governmental authority, or any remedial or removal obligations under any applicable rules, regulations or orders pertaining to health, safety or the environment.

                           (e) To the best of Seller's knowledge, neither
Seller, Affiliates nor Agents have installed or permitted to be installed or have knowledge of friable asbestos or any substance containing asbestos or any other substance deemed hazardous by federal or state laws or regulations respecting such material in or on the Real Estate except as disclosed on Exhibit 4.15.

                           (f) To the best of Seller's knowledge, except as
disclosed on Exhibit 4.15, Seller, its Agents and Affiliates have not at any time engaged in, permitted or have knowledge of, nor to the best knowledge of Seller, after due inquiry, has any tenant or subtenant engaged in or permitted any dumping, discharge, disposal, spillage, or leakage (whether legal or illegal, accidental or intentional) of Hazardous Substances, at, on, in or about the Real Estate. No portion of the Real Estate has ever been used as a landfill, garbage or refuse dump site, waste disposal facility, transfer station or other type of facility for the processing, treatment or disposal of waste materials.

                           (g) To the best of Seller's knowledge, except as
disclosed on Exhibit 4.15, no work, repairs, remedy, construction or capital expenditures is required by any environmental or land use laws or regulations with respect to the Real Estate in order for the continued lawful use of the Real Estate as a hospital.

                           (h) The Real Estate is not currently nor has it ever
been listed on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System, both promulgated under CERCLA, or any comparable state list and no off-site location at which Seller has disposed or arranged for the disposal of any waste is listed on the National Priorities List or on any comparable state list.

                           (i) To the best of Seller's knowledge, except as
disclosed on Exhibit 4.15, no petroleum hydrocarbons have migrated on or below the surface of any portion of the Real Estate, and there are no underground storage tanks, or related pipes on any portion of the Real Estate. To the extent there is an underground storage tank on the Real Estate (including any diesel storage tank associated with the medical office building complex), Seller shall provide evidence satisfactory to Buyer that such tank has been tightness tested with all related lines, within the past six months, that such tank and lines are currently leak-free and that any prior leaks have been remediated or cleaned up in compliance with all federal, state and local laws. There has been no release of hydrocarbons or other Hazardous Substances from or rupture of such tank or line, including without limitation, any release from or in connection with the filling or emptying of such tank. Seller shall provide evidence satisfactory to Buyer that such tank(s) is registered with the State of Texas and that Seller is in full compliance with all underground storage tank laws and regulations. For any underground storage tanks which were formerly located on the Real Estate, or which were closed in place, Seller shall provide evidence satisfactory to Buyer that such tanks were removed, or closed, in full compliance with all federal, state and local laws, and that any reportable hydrocarbons in the Real Estate were properly removed or treated. At or before Closing, Seller will provide Buyer with a certificate, letter or other evidence from the appropriate agency of the State of Texas that Seller's current use of any underground storage tanks is in full compliance with all state requirements.

                           (j) To the best of Seller's knowledge, the Real
Estate is free of dangerous levels of naturally-emitted radon.

                  (3) Seller shall promptly notify Buyer in writing of any order of which it is aware, receipt of any notice of violation or noncompliance with any applicable law, rule, regulation, standard or order, any threatened or pending action of which it is aware by any regulatory agency or their governmental authority, or any claims made by any third party of which it is aware relating to Hazardous Substances on, emanations on or from, releases on or from, or threats or threats of releases on or from any of the Real Estate which relate to the period prior to Closing; and shall promptly furnish Buyer with copies of any correspondence, notices, or legal pleadings in connection therewith. Buyer shall have the right, but shall not be obligated, to notify any governmental authority of any state of facts which may come to its attention with respect to Hazardous Substances, on, released from or emanating from any part of the Real Estate.

                  (4) Seller shall prior to Closing provide Buyer with a copy of all Phase I environmental audits or reports, and any other engineering reports or inspections which have been prepared relating to the Real Estate.

         4.16 Miscellaneous Representations Relating to Real Estate.

                  (1) No part of the Real Estate is currently subject to condemnation proceedings, and no condemnation or taking is threatened or known by Seller or the Members to be contemplated. There are no public improvements which may result in special assessments against or otherwise affect the Real Estate.


                  (2) Seller has furnished to Buyer complete copies of all appraisals, mechanical and structural studies or reports or assessments, engineering plans, architectural drawings, soil studies, surveys and other documents which have been prepared by or at the direction of Seller or its Affiliates within the last ten years relating to any of the Assets.

                  (3) From and after the date hereof until Closing, Seller will not perform or permit any material grading or excavation, construction or removal of any improvement, or make any other material change or improvement upon or about the Real Estate.

                  (4) All utilities serving the Hospital are, and shall be at Closing adequate to operate the Real Estate in the manner it is currently operated and all utility lines, pipes, hook-ups and wires serving the Hospital are located within the Real Estate or recorded easements for the benefit of the Real Estate. Any so-called tap fees, hook-up fees or other associated charges accrued to date have been fully paid with respect to all potable and industrial water and all gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Hospital. There are no encroachments upon the Real Estate or upon any dominant easement appurtenant thereto and no encroachment of any improvements to the Real Estate onto adjacent property, except as shown on the Survey (as defined in Section 7.2). None of the improvements to the Real Estate violate set-back, building or side lines, nor do they encroach on any easements located on the Real Estate, except as shown on the Survey.

                  (5) Any division of the Real Estate has been done in full compliance with all applicable subdivision, zoning or other land use laws, regulations, ordinances or other requirements.

                  (6) No portion of the Real Estate constitutes wetlands and no portions of the Real Estate has been or is used as a cemetery, burial ground or other site for the internment, burial or location of the remains of any deceased person or persons.

         4.17 Conditions of Assets. To the best knowledge of Seller, except as set forth on Exhibit 4.17, all material components of all of the Assets (a) are free from material structural (including electrical and mechanical) defects, and
(b) are in good working order sufficient for current operations of the Hospital. Seller has no knowledge of any physical condition of the Real Estate and improvements which Seller is aware could have a material adverse effect on Buyer or Buyer's operation of the Hospital, consistent with its current operations. All potable and industrial water and all gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Real Estate are installed and operating and are sufficient currently to enable the Real Estate to be used and operated in the manner currently being used and operated, and any so-called hook-up fees or other associated charges accrued to date have been fully paid. Seller has received no written recommendation from any insurer to repair or replace any of the Assets with which Seller has not complied. The Assets together with the Excluded Assets comprise all of the following: all assets owned by Seller and all assets used in connection with the Hospital and its related businesses.

         4.18 Capital Expenditure and Construction. Seller shall pursue the completion of all current capital expenditures and construction with reasonable diligence from the date hereof until the Closing pursuant to the capital expenditure budget and construction schedule currently in effect. All current construction has been constructed to the date hereof in a good workmanship manner, in accord with good construction practice and in accordance with the appropriate plans, specifications and architectural renderings, applicable requirements, restrictions, and limitations of federal, state, county and local statutes, laws, ordinances and regulations, including, but not limited to, those related to zoning, building, fire, health and safety and environmental control and protection. All bills for labor, services and materials previously rendered with respect to construction projects have been paid in full by Seller. Such construction-in-progress has been and will be completed within budget. All building permits and licenses necessary to complete construction in accordance with the plans, specifications and architectural renderings have been obtained. When the construction-in-progress is completed in accordance with the plans and specifications, such construction will comply with zoning, public health, building code and similar laws applicable thereto including ownership, occupancy and operation. All contracts and agreements necessary in order to complete the construction in accordance with the plans and specifications have been entered into and are included in Exhibit 4.14.

         4.19 Future Construction. Except as described on Exhibit 4.19, Seller has entered into no agreements, including oral agreements or understandings regarding the development of future or pending construction of facilities in connection with the Hospital.

         4.20 Litigation. Except as set forth in Exhibit 4.20 hereto, neither Seller nor the Members have received notice of any violation of any law, rule, regulation, ordinance or order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, legislation and regulations applicable to the Medicare and Medicaid programs, environmental protection, civil rights and public health and safety and occupational health). Except as set forth in Exhibit 4.20, there are no lawsuits, proceedings, actions, arbitrations, governmental investigations, claims, inquiries or proceedings pending or, to the best knowledge of Seller, threatened, involving or related to the Seller, the Hospital or the Assets, and Seller knows of no basis therefore. Whether or not listed on Exhibit 4.20, Seller shall indemnify Buyer with respect to such matters in accordance with the provisions of Article XIII, subject to the limitations on indemnification contained in said Article XIII.

         4.21 Seller's Employees. Exhibit 4.21(a) hereto sets forth: (a) a complete list of all of Seller's employees and rates of pay, together with true and correct copies of any and all employment contracts, fringe benefits and personnel policies, (b) the employment dates and job titles of each such person, and (c) categorization of each such person as a full-time or part-time employee of Seller. Buyer shall have no obligation to hire Seller's employees and has made and will make no promise or representation to any of Seller's employees with respect to employment by Buyer. Seller shall be solely responsible for any notice which may be required under WARN, as hereinafter defined, and any similar state laws, and shall indemnify Buyer therefrom. For purposes of this paragraph, "PART-TIME EMPLOYEE" means an employee who is employed for an average of fewer than twenty
(20) hours per week or who has been employed for fewer than six (6) of the twelve (12) months preceding the date on which notice is required pursuant to the "Worker Adjustment and Retraining Notification Act" ("WARN"), 29 U.S.C. ss.2102 et seq., and any similar state laws. Except as provided in Exhibit 4.21(a), Seller has no employment agreements and all such employees are employed on an "at will" basis. Exhibit 4.21(a) lists all ex-employees of Seller utilizing or eligible to use COBRA (health insurance). Exhibit 4.21(b) shall be attached at Closing and shall set forth a complete list of all of Seller's full and part time employees who have been terminated within ninety (90) days before Closing.

         Seller and Buyer agree that the unemployment experience of the Seller will be transferred to the Buyer if such a transfer of unemployment experience is allowed by law and elected by the Buyer. If the payroll of the Hospital is reported in an unemployment insurance account with other payroll prior to the Closing, the portion of the unemployment experience transferred to the Buyer shall be the same portion as the Hospital's state unemployment taxable payroll bears to the total state unemployment taxable payroll of the Seller's unemployment insurance account. Funds which are in group accounts for the purpose of paying reimbursable unemployment benefits will be transferred to the Buyer if the Buyer elects such transfer. Obligations to reimburse the state for unemployment benefits relating to persons who do not become employees of Buyer at Closing shall continue to be the obligations of Seller.

         Seller agrees to make available to the Buyer the records of individual wages of all employees, as well as copies of state unemployment tax returns, to the extent necessary for the Buyer to verify future unemployment tax rates and to calculate the correct taxable payroll for the remainder of the calendar year in which the transaction occurs.

         4.22 Labor Relations. Seller is not a party to any labor contract, collective bargaining agreement, contract, Letter of Understanding or any other arrangement, formal or informal, with any labor union or organization which obligates Seller to compensate its employees at prevailing rates or union scale, nor are any of Seller's employees represented by any labor union or organization. There is no pending, or to the best knowledge of Seller, threatened labor dispute, work stoppage, unfair labor practice complaint, strike, administrative or court proceeding or order between Seller and any present or former employees (or a union) of Seller, and Seller knows of no basis therefore.

There is no pending, or to the knowledge of Seller, threatened suit, action, investigation or claim between Seller and any present or former employees (or a union) of Seller and Seller knows of no basis therefore. There has not been any labor union organizing activity at the Hospital or elsewhere with respect to employees of the Hospital within the last three (3) years.

         4.23 Insurance. Seller has in effect and has continuously, for at least the last five (5) years, maintained insurance coverage for its operations, personnel and assets. Exhibit 4.23 sets forth a summary of the Seller's current insurance coverage (listing type, carrier and limits). Exhibit 4.23 also includes a list of any pending insurance claims relating to Seller. Seller is not in default or breach with respect to any provision contained in any such insurance policies, nor has Seller failed to give any notice or to present any claim thereunder in due and timely fashion. Such insurance is adequate to cover all business risks normally insured against by owners and operators of health care facilities. Seller will continue to maintain all its insurance policies and coverage amounts in full force and effect until the Closing. All of such policies are valid, outstanding, in full force and effect with insurers unaffiliated with Seller, and enforceable with no premium arrearages. Complete genuine copies of all policies and endorsements thereto have been provided to Buyer. At no time has Seller been denied, or reduced or requested a reduction in the scope of amount of, any insurance or indemnity bond coverage with respect to the Assets. No insurance carrier has canceled or reduced, or given notice of its intention to cancel or reduce, any insurance coverage with respect to the Hospital, and there exist no grounds to cancel or avoid any such policies or the coverage provided thereby.

         4.24 Broker's or Finder's Fee. Neither Seller nor Members has engaged any finder, broker or similar person in connection with the transactions contemplated by this Agreement.

         4.25 Medical Staff. Seller has previously delivered to Buyer a true and correct copy of medical staff privilege and membership application forms, a description of medical staff privileges, all current medical staff bylaws, rules and regulations and amendments thereto, all credentials and appeals procedures not incorporated therein, the name of each current member of the medical staff of the Hospital, the age of each medical staff member, the specialty, if any, of each medical staff member, and all contracts with physicians, physician groups, or other members of the medical staff of the Hospital. There are no pending or, to the knowledge of Seller, any threatened appeals, challenges, disciplinary or corrective actions, or disputes involving applicants, staff members, or health professionals and Seller knows of no basis therefor.

         4.26 Conflicts of Interest. Except as disclosed in Exhibit 4.26, no members, director, officer, employee or agent of Seller or any Affiliates is either a supplier of goods or services to Seller, or directly or indirectly controls or is a shareholder, officer, director, employee or agent of any corporation, firm, association, partnership or other business entity which is a supplier of goods or services to Seller or a party to any contract or other agreement with Seller.

         4.27 Hill-Burton and Other Liens. Neither Seller nor any of its predecessors have received any loans, grants or loan guarantees pursuant to the Hill-Burton Act program, the Health Professions Educational Assistance Act, the Nurse Training Act, the National Health Pharmacy and Resources Development Act, and the Community Mental Health Centers Act, as amended, or other, similar laws or acts providing for the recovery of any public funds advanced under the provisions of such laws or acts relating to health care facilities for which Seller has any outstanding obligations. Seller and Members, jointly and severally, promise to pay all amounts owing with respect to any such loans, grants or loan guarantees, if any, and shall hold harmless and indemnify the Buyer from any liability therefor.

         4.28 Experimental Procedures. Seller has not performed or permitted the performance of any experimental or research procedures or studies involving patients in the Hospital.

         4.29 Intellectual Property; Computer Software. All trademarks, service marks, trade names, patents, copyrights, inventions, processes and applications therefor (whether registered or common law) owned by Seller are listed and described in Exhibit 4.29 (collectively the "INTELLECTUAL PROPERTY"). No proceedings have been instituted or pending or, to the knowledge of Seller, threatened which challenge the validity of the ownership by Seller of such Intellectual Property, and Seller knows of no basis therefore. Seller has not licensed anyone to use such Intellectual Property and Seller has no knowledge of the use or the infringement of any of such Intellectual Property by any other person. Seller owns (or possesses adequate and enforceable licenses or other rights to use) all Intellectual Property, and all computer software programs and similar systems used in the conduct of its business.

         4.30 Inventories. The Inventory is of a quality and quantity presently usable in the ordinary course of business at the Hospital determined and valued consistent with generally accepted accounting principles. The Inventory is maintained at normal levels for medical/surgical general acute care hospitals of its size. Since the date of the most recent Financial Statements, Seller has not decreased or substituted its items of Inventory other than in the ordinary course of business.

         4.31 Motor Vehicles. All motor vehicles used in the business of Seller, identified as owned or leased, are listed in Exhibit 1.1(2) hereto. All such vehicles are properly licensed and registered in accordance with applicable law.

         4.32 Employee Benefit Plans.

                  (1) Except as set forth in Exhibit 4.32, Seller does not maintain, and is not required to contribute to or otherwise participate in an "employee benefit plan" or a "multi-employer plan" (as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including without limitation, any pension, profit-sharing, retirement, stock purchase or stock option plan, or any other retirement, compensation, welfare or fringe benefit plan, program or arrangement of any kind whatsoever, whether formal or informal, providing for benefits for, or for the welfare of, any or all of the employees of Seller, any member of a group defined in Section 414(b),
(c), (e), (m) or (o) of the Code to which Seller belongs or has belonged, or any predecessor of Seller, or for the welfare of the beneficiaries of such employees (each an "EMPLOYEE PLAN"). Seller shall be liable for any withdrawal liability with regard to such employees under the Multi-Employer Pension Plan Amendments Act of 1980. Seller has no liability for unpaid compensation or fringe benefits, including without limitation accrued vacation, sick leave, post retirement medical or other benefits, severance pay, "parachutes," or vacation pay, not disclosed on Exhibit 4.32.

                  (2) Except as set forth in Exhibit 4.32(2), no "party in interest" (as such term is defined in Section 3(14) of ERISA) or "disqualified person" (as such term is defined in Section 4975(e) of the Code) with respect to any of the Employee Plans has engaged in any "prohibited transaction" (as such term is defined in ERISA or the Code) which could subject any of the Employee Plans, any trusts thereunder, any trustee, custodian or administrator thereof, any person or entity holding or controlling assets of any of the Employee Plans, any party in interest or disqualified person or any other person or entity dealing with such Employee Plans to any tax, penalty or other cost or liability of any kind. No "reportable events" (as such term is defined in Section 4043 of ERISA) have occurred by reason of any act or omission of Seller or any other person with respect to any of the Employee Plans.

                  (3) Except as set forth in Exhibit 4.32(3), Seller and its Affiliates have fully complied with all of its and their obligations under each of the Employee Plans and all provisions of ERISA, the Code, and any and all other laws, rules, regulations, releases and other official pronouncements applicable to the Employee Plans, each Employee Plan that is intended to qualify under Section 401(a) of the Code has, at all times, so qualified and each Employee Plan has, at all times, been administered so as to comply with all applicable law including, but not limited to, ERISA, the Code, applicable state laws and any regulations thereunder.

                  (4) Except as specified in Section 1.3(2) relating to accrued vacation, PTO and sick leave, and as set forth on Exhibit 4.32(4) Buyer will not be liable and will not be responsible for any debt, obligation, contribution, responsibility, withdrawal liability or other liability of Seller under any Employee Plans, including, without limitation, any penalty, fee or funding obligation related to the termination of any plan pursuant to Section 6.18. Seller will be liable under the Employee Plans for all claims due and unpaid at or after Closing and for all claims incurred before or after the Closing, whether or not paid or presented before Closing, and for any liabilities arising from any failure before or after the Closing to comply with the requirements of ERISA, the Code, applicable state laws or regulations thereunder.

                  (5) Seller has provided or caused to be provided notice of the availability of COBRA coverage for all of its present and former employees, and their dependents entitled to such notice because of a qualifying event occurring on or before the Closing. All COBRA coverage has been fully insured. The only persons entitled to receive COBRA coverage or in the future elect COBRA coverage as a result of a qualifying event occurring on or prior to Closing are persons listed on Exhibit 4.21(a). Upon Closing, all of Seller's employees shall cease participation in all Employee Plans maintained by Seller, except to the extent provided herein or as to benefits owed such employees.

         4.33 Compliance with Laws. To the best of Seller's knowledge, Seller has complied with all existing laws, rules, regulations, ordinances, orders, judgments and decrees applicable to their businesses or the Assets in all ways other than exceptions which in the aggregate have and will have only an immaterial impact on the business and its operations and prospects. To the best knowledge of Seller, there are no proposed laws, rules, regulations, ordinances, orders, judgments, decrees, governmental takings, condemnations or other proceedings which could, before or after Closing, adversely affect the Hospital. Seller has made no kickback, bribe or payment to any person or entity, directly or indirectly, for referring, recommending or arranging business or patients with, to or for Seller. To the best of Seller's knowledge, none of the Leases and Contracts and no activity of Seller violates Section 1877 of the Social Security Act or any similar provision of applicable state law. To the best of Seller's knowledge, none of the Leases and Contracts and no activity of Seller violates provisions of applicable state law relating to the corporate practice of medicine. Seller shall pay when due all of its debts and obligations (other than the Assumed Liabilities) including, but not limited to, any debt or obligation which could give rise to transferee liability because of taxes, penalties, interest, assessments, and deficiencies related thereto and related to the period ending on the Closing Date. Seller hereby agrees that it will remain responsible for the Excluded Liabilities and any other obligations for which Buyer may otherwise be liable under any bulk sales laws, other than the Assumed Liabilities and Seller will indemnify Buyer with respect to all such liabilities.

         4.34 No Omissions or Misstatements. There is no fact material to the assets, liabilities, business or prospects of Seller or the Hospital which has not been set forth or described in this Agreement or in the Exhibits hereto which, to the best knowledge of Seller and Members, is material to the business, operations or financial condition of the Hospital. To the best of Seller's knowledge, none of the information included in this Agreement and Exhibits or other documents furnished or to be furnished by Seller or any of its representatives contains any untrue statement of a material fact or is misleading in any material respect or omits to state any material fact necessary in order to make any of the statements herein or therein not misleading. Copies of all documents referred to in any Exhibit hereto have been delivered or made available to Buyer and constitute true, correct and complete copies thereof and include all amendments, exhibits, schedules, appendices, supplements or modifications thereto or waivers thereunder. The representations and warranties of Seller and Members set forth in this Agreement or in any document delivered pursuant hereto shall not be affected or deemed waived by reason of the fact that the Buyer knew or should have known that any such representation or warranty is, or might be, inaccurate in any respect.


               ARTICLE V. REPRESENTATIONS AND WARRANTIES OF BUYER

         As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated herein, Buyer represents and warrants to Seller, which representations and warranties shall be true and correct on the date hereof, and on Closing, as if then restated by it, and which shall survive Closing, as follows:

         5.1 Organization, Qualification and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. Buyer has the full corporate power and authority to own, lease and operate its properties and assets as presently owned, leased and operated and to carry on its business as it is now being conducted, and is in good standing in Texas and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement without the consent, approval or authorization of, or obligation to notify, any person, entity or governmental agency. Buyer has the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement and to consummate the transactions contemplated on the part of Buyer hereby. The execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith by Buyer has been duly authorized by all necessary action on the part of Buyer. No other action on the part of Buyer or any other person or entity is necessary to authorize the execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith. This Agreement and all other agreements and documents executed in connection herewith by Buyer, upon due execution and delivery thereof shall constitute valid binding obligations of Buyer, enforceable in accordance with their respective terms.

         5.2 Absence of Default. The execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith by Buyer will not constitute a violation of, be in conflict with, or, with or without the giving of notice or the passage of time, or both, result in a breach of, constitute a default under, or create (or cause the acceleration of the maturity of) any debt, indenture, obligation or liability or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of the Assets under: (a) any term or provision of the Articles of Incorporation or Bylaws of Buyer; (b) any contract, lease, agreement, indenture, mortgage, pledge, assignment, permit, license, approval or other commitment to which Buyer is a party or by which Buyer is bound; (c) any judgment, decree, order, regulation or rule of any court or regulatory authority, or (d) any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority or arbitration tribunal to which Buyer is subject.


                        ARTICLE VI. COVENANTS OF PARTIES

         6.1 Preservation of Business and Assets. From the date hereof until the Closing, Seller shall use its best efforts and shall do or cause to be done all such acts and things as may be necessary to preserve, protect and maintain intact the Assets and the business and operation of the Hospital as a going concern consistent with prior practice and not other than in the ordinary course of business, and to preserve, protect and maintain for Buyer the goodwill of the Hospital's medical staff, suppliers, employees, clientele, patients, tenants and others having business relations with Seller. Seller shall use its best efforts to retain its employees in their current positions up to Closing and shall use its best efforts to obtain all documents called for by this Agreement. From and after the date of this Agreement until Closing, Seller will maintain and keep the Assets in a sanitary, well-maintained condition and in good order and repair. Buyer, Seller and Members shall use their best efforts to facilitate the consummation of the transactions contemplated by this Agreement. From and after the date of this Agreement until Closing, Seller shall pay no dividend, and shall make no distribution or extraordinary payment to any of the Members, Affiliate or any third party or pay any intercompany payable and, other than in the ordinary course of business. Seller will not sell, discard, dispose of or move any of the Assets. None of the Leases and Contracts shall be amended between the date hereof and Closing without the prior written consent of Buyer.

         6.2 Absence of Material Change. From the date hereof until the Closing, neither Seller nor Members shall make any material change in the business and operation of the Hospital and shall not enter into any other significant contract or commitment or any other transaction with respect thereto without the prior written consent of Buyer, which shall not be unreasonably withheld.





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



         6.3 Access to Books and Records.

                  (1) From the date hereof until the Closing, Seller shall give to Buyer and to Buyer's counsel, accountants, and other representatives, full access during normal business hours to all of Seller's offices, properties, books, contracts, commitments, records and affairs relating to the Assets so that Buyer may inspect and audit them and shall furnish to Buyer a copy of all documents and information concerning the properties and affairs of the Assets as Buyer may reasonably request. If any such books, records and materials are in the custody of third parties, Seller shall direct such third parties to promptly provide them to Buyer. Copies of documents furnished to Buyer by Seller will be returned by Buyer upon request if the transaction is not consummated. Seller shall provide Buyer promptly with interim financial statements of Seller in accordance with Section 4.3, and any other management reports as and when they are available. Additionally, from the date hereof until Closing, Seller grants Buyer full access to Seller's personnel and computers as is reasonably necessary to assist Buyer in the transition to be prepared for the ownership change.

                  (2) Buyer shall permit Seller's representatives (including, without limitation, their counsel and auditors), during normal business hours and upon appropriate advance notice, to (i) have reasonable access to, and examine and make copies of all books and records of the Hospital, including all medical records and medical charts of any patient admitted to the Hospital, which are transferred to Buyer hereunder and (ii) have reasonable access to the Hospital's employees, relating to transactions or events occurring prior to the Closing, to the maximum extent permitted by law as long as such requests do not unreasonably interfere with the operation of the Hospital. Buyer agrees to maintain Seller's records in accordance with the record retention guidelines set forth by the Texas Hospital Association. For a period of three (3) years after the Closing, Buyer agrees that, prior to the destruction or disposition of any such books or records, Buyer shall provide not less than forty-five (45) days', nor more than ninety (90) days' prior written notice to Seller of such proposed destruction or disposal. If Seller desires to obtain any of such documents, it may do so by notifying Buyer in writing at any time prior to the date scheduled for such destruction or disposal. In such event, Buyer shall not destroy such documents and the parties shall then promptly arrange for the delivery of such documents to Seller, its successors or assigns. All out-of-pocket costs associated with the delivery of the requested documents shall be paid by Seller.

                  (3) Following the Closing, Seller shall permit Buyer and its representatives (including, without limitation, their counsel and auditors), during normal business hours, to have reasonable access to, and examine and make copies of, all books and records of Seller and its Affiliates relating to the Hospital, which books and records, are retained by Seller and which relate to transactions or events contemplated by this Agreement occurring prior to the Closing, to the maximum extent permitted by law. For a period of three (3) years after the Closing, Seller agrees that, prior to the destruction or disposition of any such books or records, Seller shall provide not less than forty-five (45) days', nor more than ninety (90) days' prior written notice to Buyer of such proposed destruction or disposal. If Buyer desires to obtain any such documents, it may do so by notifying Seller in writing at any time prior to the date scheduled for such destruction or disposal. In such event, Seller shall not destroy such documents and the parties shall then promptly arrange for the delivery of such documents to Buyer, its successors or assigns. All out-of-pocket costs associated with the delivery of the requested documents shall be paid by Buyer.

         6.4 Consents. Seller shall use its best efforts to obtain all consents required in form and substance reasonably acceptable to Buyer for the assignment of the Assumed Contracts. In the event Seller is unable to obtain any one or more consents required pursuant to this section, Buyer may elect either (i) if the failure to obtain such consent materially adversely affects the anticipated operations of the Assets, to terminate this Agreement in its entirety, or (ii) whether or not the failure to obtain such consent materially adversely affects the anticipated operations of the Assets by Buyer, to terminate this Agreement but only with respect to the Assets for which no consent was obtained and delivered by Closing with a reduction in the Purchase Price determined as follows. The reduction in Purchase Price shall be determined based on the value on the date of this Agreement of the underlying business for which no consent was obtained and delivered by Closing multiplied by Seller's percentage ownership of such business, the value of which shall be determined by agreement of Seller and Buyer, and failing agreement by an MAI appraiser to be mutually selected and paid equally by Seller and Buyer. If Seller and Buyer are unable to mutually select an appraiser, then one (1) MAI appraiser shall be selected and paid by Buyer and one (1) MAI appraiser shall be selected and paid by Seller. If a party does not select an appraiser as provided in the preceding sentence within ten (10) days after the other party has given notice of the name of its appraiser, such party shall lose its right to appoint an appraiser. If the two appraisers are selected by the parties as provided above, they shall meet promptly to determine the reduction in Purchase Price. If they are unable to agree within fifteen (15) days after the second appraiser has been selected, they shall jointly select a third MAI appraiser. The reduction in Purchase Price shall be set by agreement of any two (2) of the three (3) appraisers. If the two
(2) appraisers are unable to agree on a third appraiser within thirty (30) days after the second appraiser has been selected, either party, by giving written notice to the other, may apply to the American Arbitration Association for the purpose of determining the reduction in Purchase Price. The Seller and Buyer shall each bear one-half (1/2) of the cost of selecting the third appraiser and of paying the third appraiser's fee. If any two (2) appraisers are unable to determine the reduction in Purchase Price within fifteen (15) days after the third appraiser has been selected, then the three (3) appraisals shall be added together and their total divided by three (3); the resulting quotient shall be the reduction in Purchase Price.

         6.5 Risk of Loss. In the event there is any damage to or loss of any of the Assets (whether by fire, theft, vandalism or other cause or casualty), between the date hereof and the Closing, the Purchase Price shall be reduced by the amount necessary to repair the damage, which reduction shall be offset by any amounts paid by Seller's insurance company and assigned to Buyer; provided, however, in the event of a casualty which in Buyer's sole judgment materially adversely affects the business or operation or prospects of any of the Assets, Buyer, at its sole option, may elect either (i) to terminate this Agreement in its entirety, or (ii) to terminate this Agreement but only with respect to the damaged property with a reduction in the Purchase Price determined as follows. The reduction in Purchase Price shall be determined, based on the value on the date of this Agreement of the Assets damaged or lost, the value of which shall be determined by an MAI appraiser to be mutually selected and paid equally by Seller and Buyer. If Seller and Buyer are unable to mutually select an appraiser, then one (1) MAI appraiser shall be selected and paid by Buyer and one (1) MAI appraiser shall be selected and paid by Seller. If a party does not select an appraiser as provided in the preceding sentence within ten (10) days after the other party has given notice of the name of its appraiser, such party shall lose its right to appoint an appraiser. If the two (2) appraisers are selected by the parties as provided above, they shall meet promptly to determine the reduction in Purchase Price. If they are unable to agree within fifteen (15) days after the second appraiser has been selected, they shall jointly select a third MAI appraiser. The reduction in Purchase Price shall be set by agreement of any two (2) of the three (3) appraisers. If the two (2) appraisers are unable to agree on a third appraiser within thirty (30) days after the second appraiser has been selected, either party, by giving written notice to the other, may apply to the American Arbitration Association for the purpose of determining the reduction in Purchase Price. The Seller and Buyer shall each bear one-half (1/2) of the cost of selecting the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party. If any two (2) appraisers are unable to determine the reduction in Purchase Price within fifteen (15) days after the third appraiser has been selected, then the three (3) appraisals shall be added together and their total divided by three (3); the resulting quotient shall be the reduction in Purchase Price. In determining the reduction in Purchase Price, each appraiser shall take into consideration, understand, and correctly employ those recognized techniques that are necessary to produce a credible appraisal.

         6.6 Condemnation. From the date hereof until the Closing, in the event that any portion of the Assets becomes subject to or is threatened with any condemnation or eminent domain proceedings which in Buyer's sole opinion materially adversely affects the businesses or operations or prospects of any of the Assets, then Buyer, at its sole option, may elect either (i) to terminate this Agreement in its entirety or (ii) to terminate this Agreement with respect only to that part which is condemned or threatened to be condemned with a reduction in the Purchase Price determined as provided in Section 6.5.

         6.7 Good Faith. All parties shall act in good faith and use their reasonable best efforts to satisfy all conditions to their respective obligations to close.

         6.8 Preserve Accuracy of Representations and Warranties. Seller and Members shall refrain from taking any action which would render any representations and warranties contained in Article IV hereof inaccurate as of Closing. Seller and Members will promptly notify Buyer of any lawsuit, claim, audit, investigation, administrative action or other proceeding asserted or commenced against Seller or its directors, officers, Members or Affiliates, that may involve or relate in any way to Seller, Members, the Assets or the business and operations of Seller or the Assets. Seller and Members shall promptly notify Buyer of any facts or circumstances which come to either's attention and which cause, or through the passage of time may cause, any of Seller's and Members' representations and warranties to be untrue or misleading at any time from the date hereof to Closing.

         6.9 Maintain Books and Accounting Practices. From the date hereof until the Closing, Seller shall maintain its books of account in the usual, regular and ordinary manner in accordance with generally accepted accounting principles consistently applied and on a basis consistent with prior years and shall make no change in its accounting methods or practices or the accounting methods or practices. Notwithstanding the foregoing, Buyer is aware of (and consents to) the fact that long-term patient pay receivables and Seller's interest in the Night Clinic are not reflected in Seller's books in accordance with generally accepted accounting principles.

         6.10 Indebtedness; Liens. Other than in the ordinary course of business as reflected in the Financial Statements, from the date hereof until the Closing, Seller shall not create, incur, assume, guarantee or otherwise become liable or obligated with respect to any indebtedness for borrowed money, nor make any loan or advance to, or any investment in, any person or entity, nor create any lien, security interest, mortgage, right or other encumbrance in any of the Assets, without Buyer's prior written approval which will not be unreasonably withheld. Until Closing, Seller shall make all payments required with respect to its long-term debt, including, without limitation, any bonds, loans or other obligations as described in Section 1.4(1) and fully and timely comply with and satisfy all its obligations with respect thereto. Seller shall take all action necessary to fully defease any such bonds and retire any such loans or other obligations and cause all collateral and obligations and security against the Assets to be fully released to Buyer's satisfaction as contemplated hereunder, and Buyer will cooperate with Seller in this regard.

         6.11 Compliance with Laws and Regulatory Consents. From the date hereof until the Closing, (a) Seller shall comply with all applicable statutes, laws, ordinances and regulations; (b) Seller shall keep, hold and maintain all certificates, certificates of need, certificates of exemption, accreditations, participations, licenses, and other permits necessary for the business and operation of the Assets; (c) Seller and Members shall use





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



their best efforts to obtain all consents, approvals, exemptions and authorizations of third parties, whether governmental or private, necessary to consummate the transactions contemplated by this Agreement; (d) Seller and Members shall make and cause to be made all filings and give and cause to be given all notices which may be necessary or desirable on its part under all applicable laws and under its contracts, agreements and commitments in order to consummate the transactions contemplated by this Agreement; and (e) Seller and Members shall use reasonable efforts to consummate the transactions contemplated by this Agreement and the agreements and documents to be executed in connection with this Agreement as soon as is practicable.

         6.12 No Sale, Merger or Consolidation. From the date hereof until the Closing, Members shall not sell, pledge or transfer any of their interest in Seller, and Seller shall not sell all or substantially all of its assets, merge or consolidate with any other entity; neither of Seller nor Members shall solicit any inquiries, proposals or offers relating to such transactions; and both shall promptly notify Buyer orally, and confirm in writing, of all relevant details relating to inquiries, proposals or offers which it may receive relating to any of the matters referred to in this Section.

         6.13 Maintain Insurance Coverage. From the date hereof until the Closing, Seller shall maintain and cause to be maintained in full force and effect, without change of coverage or insurance carrier unless approved of in writing by the Buyer (which approval shall not be unreasonably withheld), the existing insurance on the Assets and the operations of the Hospital and shall provide, upon request by Buyer, evidence satisfactory to Buyer that such insurance continues to be in effect and that all premiums due have been paid.

         Prior to Closing, Seller will obtain "tail" insurance coverage for a malpractice and general liability insurance policy with limits no less than $1,000,000.00 per occurrence and $3,000,000.00 in the aggregate from a carrier with coverages naming Buyer and its affiliates as additional insureds with an insurer and having coverages acceptable to Buyer with a $10,000,000.00 umbrella coverage extending back a period of five (5) years and forward a period of three
(3) years. Seller will provide Buyer evidence thereof acceptable to Buyer.

         6.14 Medicare and Medicaid Reporting. From the date hereof until the Closing, Seller shall timely file or cause to be filed all cost reports and other reports of every kind, nature or description, required by law or by written or oral contract to be filed with respect to the purchase of services by third party payors, including, but not limited to, Medicare, Medicaid, and Blue Cross prior to Closing. Seller has paid or will pay all liabilities for contracted adjustments, discounts, refunds and other offsets in connection with the filing of such reports and claims up to Closing; provided, however, that if any adverse adjustments or offsets regarding operations on or after Closing are the result of the willful acts or omissions, or gross negligence, of Seller and/or its employees, representatives or agents, Seller shall be responsible for such adjustments and offsets. Seller shall be entitled to receive any refund or other benefit which may result from the filing of said reports and claims for operations up to Closing, and Buyer shall likewise be so entitled on and after Closing. Buyer will prepare and file the terminating cost reports for the Hospital. Seller shall assist the Buyer in any way needed to complete the cost report in a timely manner. Seller shall have the right to review and approve said report.

         6.15 Current Return Filing. Seller shall be responsible for the preparation and filing of the federal, state and local income tax returns for all the tax periods of Seller ending on or before the Closing. Seller shall be responsible for returns for organizations exempt from income tax for Seller and related parties for all periods ending on or before the Closing. Seller shall prepare and timely file the Federal, state and/or local income tax returns and shall pay such tax when due.

         6.16 Performance. Seller, Members and Buyer shall take appropriate steps to satisfy their respective obligations, and the conditions to Closing, including without limitation, the obtaining of necessary contracts and application for necessary licenses and permits.

         6.17 WARN Act. Prior to Closing, Seller will not temporarily or permanently close or shut down any "single site of employment" or any "facility" or any "operating unit" or any "workplace," department or service within a single site of employment, as such terms are used in WARN and any similar state law. Seller and Members represent that there have been no such closures or shutdowns within the period of at least ninety (90) days before Closing. Seller will not, for any reason, permanently or temporarily reduce the number of its full-time employees by five hundred (500) or one-third (1/3), whichever is less, and in any case not more than forty-nine (49), during the ninety (90) days prior to Closing.

         6.18 Termination of Employee Plans.

                  (1) At or as soon as possible after Closing, Seller will take the following steps with respect to the Employee Plans:

                           (a) With respect to any Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA), Seller shall freeze the Employee Plan at Closing and as soon as possible after Closing Seller shall take all steps necessary to terminate the Employee Plan effective on or before the Closing, to the extent allowable by applicable law, including, but not limited to, notice of the termination to all participants and the adoption by Seller's Board of Directors of a written resolution providing that the Employee Plan will be terminated as soon as possible after the Closing, that all participants in the Employee Plan will be fully vested in their benefits accrued to the date of termination and that Seller shall make such additional contributions to the Employee Plan as may be necessary to fully fund all benefits accrued under the Employee Plan on a terminated basis.

                           (b) With respect to each other Employee Plan, Seller shall terminate the Employee Plan as soon as possible after the Closing including, but not limited to, notice of the termination to all participants and affected third parties (including insurance companies) and the adoption of written resolutions of the Seller's Board of Directors providing for the termination of the Employee Plan.

                           (c) With respect to the termination of each Employee Plan, Seller agrees to terminate the plan in accordance with all applicable laws and in such a manner so as to ensure the payment of any benefit to which a participant may have become entitled and that the best interests of plan participants are otherwise served. Seller further agrees that to the extent necessary, it will contract with one or more third parties to effect or facilitate the termination of the Employee Plan in a timely and efficient manner.

                           (d) Seller shall reasonably consult with Buyer in the process of terminating all Employee Plans and all such actions shall be taken by Seller as soon as possible following Closing. Decisions of Seller with respect to Employee Plans that are "employee pension benefit plans" that impact employees who have been hired by Buyer in a potentially adverse manner must be satisfactory to Buyer in Buyer's reasonable discretion. Actions taken by Seller after the Closing in terminating the plans are actions taken on behalf of Seller and Seller agrees that the indemnification of Buyer provided in Section 13.2 of the Agreement shall include all direct or indirect consequences thereof.

                  (2) Buyer agrees that it will make its on-site personnel reasonably available during normal business hours to assist Seller in gathering information necessary to terminate the Employee Plans, so long as such cooperation with Seller does not interfere with the normal job responsibilities of such employees.

         6.19 Power to Endorse Checks. As specified in Section 4.13(5), Buyer has been granted the power to execute and endorse for payment all payments on Receivables sold to Buyer.

         6.20 Phase I Environmental Assessment; Additional Environmental Inspections. Seller and the Members shall permit Buyer prior to Closing to conduct a Phase I Environmental Assessment on any of the Real Estate, the results of which shall be satisfactory to Buyer. Buyer shall bear the cost of such Phase I Environmental Assessment. If Buyer becomes aware of the presence of any Hazardous Substances on the Real Estate, including hydrocarbons, Buyer shall have the right to make whatever additional borings or inspections it deems necessary to determine the condition of the Real Estate. Such additional borings or inspections shall be at Buyer's expense. The results of such additional borings or inspections shall be satisfactory to Buyer.


                          ARTICLE VII. TITLE AND SURVEY

         7.1 Title Report and Policy. At least ten (10) days prior to Closing, Seller shall deliver to Buyer, at Seller's expense, a current ALTA preliminary title commitment issued by Chicago Title Insurance Company setting forth the condition of title to each tract of Real Estate (the "COMMITMENT") (or such reasonably equivalent commitment as is available in Texas) which Commitment shall commit for the issuance of a title insurance policy, ALTA Owner's Policy (or leasehold, as appropriate) Form 1992 (or such equivalent policy as is available in Texas) (the "TITLE POLICY") as to each tract of Real Estate. The Commitment and Title Policy shall show that the Real Estate is owned in fee simple (or leased, as the case may be) by Seller, free from all liens, restrictions, encumbrances, easements and clouds on title whatsoever, except the Permitted Exceptions. The Commitment and Title Policy will also contain, to the extent available, (a) a so-called "tax parcel endorsement" listing all of the tax parcel identification numbers affecting the Real Estate covered by the Title Policy and that no other property is included in the Real Estate and that no other tax parcel identification numbers affect such Real Estate, (b) a contiguity endorsement, (c) a 3.1 zoning endorsement or its equivalent as then in use by the title company in form and substance acceptable to Buyer, (d) extended coverage deleting all standard and general exceptions, (e) affirmative coverage against any Hill-Burton or other similar lien under any other law or act described in Section 4.27 of this Agreement, (f) an owner's comprehensive endorsement, and (g) any additional endorsements or insurance as Buyer may reasonably require. The Title Policy shall be in form acceptable to Buyer's lender and shall permit a simultaneous issue rate for the lender's mortgage title policy. When delivering the Commitment, the title company shall provide Buyer one (1) copy of all recorded documents affecting title of the Real Estate. At Closing, there shall be issued to Buyer, at Seller's expense, the Title Policy in the amount of the Purchase Price which is allocated to the Real Estate as improved. In the event Buyer requests, and at Buyer's expense, the title company shall issue a mortgage title policy in an amount up to the Purchase Price which is allocated to the Real Estate as improved, at simultaneous issue rates. Seller and Buyer shall execute such certificates and affidavits as may be reasonably required in connection with the issuance of the Title Policy and endorsements.

         7.2 Survey. At least ten (10) days prior to Closing, Seller shall obtain and deliver to Buyer, at Seller's expense, an as-built survey of the Real Estate (the "SURVEY") accompanied by a certificate of a registered surveyor licensed in the State of Texas, certified as directed by Buyer, sufficient to cause the title company to delete the standard printed survey exception (or modified to read "shortages in area") and to issue the Title Policy free from any survey objections or exceptions whatsoever other than as shown on the Survey. The Survey shall show the boundaries of the Real Estate, separate legal descriptions and boundaries for the tracts, the location and dimension of all improvements, the physical location of all utilities, and the location of all streets, highways, alleys and public ways crossing or abutting said Real Estate, all dominant and servient easements identified by recording information, all building lines and all buildings and structures as are situated thereon as of said date. Said certificate shall be in form and substance acceptable to Buyer. Said certificate shall also state whether or not the Real Estate or any part thereof lies within the boundaries of a local, state or federal flood plain designation. If available, the Survey shall also provide, zoning information and other data sufficient for the title company to provide the title insurance coverage as described in Section 7.1 above.

         7.3 U.C.C. Searches. U.C.C. Financing Statement searches, local and central, including fixtures, and federal and state tax lien and judgment searches, with respect to Seller, its affiliates and predecessors, including all "DBA's", trade names and fictitious names of Seller (including, but not limited to, all names set forth in Exhibit 4.13(4)), from each of the jurisdictions in which such entity does business or has done business within the preceding five
(5) years (the "U.C.C. SEARCHES"), shall be obtained, at Seller's cost, and delivered to Buyer at least ten (10) days prior to Closing. The results shall be updated to Closing to reflect Closing and the release of all financing statement liens other than the Permitted Exceptions.

         7.4 Defects and Cure. The Commitment and Title Policy and the Survey and U.C.C. Searches described in this Article are collectively referred to as "TITLE EVIDENCE." Buyer shall notify Seller as soon as reasonably possible of any liens, claims, encroachments exceptions or defects disclosed in the Title Evidence which either: (a) do not constitute Permitted Exceptions, or (b) even if they constitute Permitted Exceptions, adversely impact any of the Assets or the financeability thereof in the reasonable opinion of Buyer (collectively, "DEFECTS"). Seller, at its sole cost and expense, may elect to not cure the objection and shall give written notice to Buyer within ten (10) days of its receipt of Buyer's objections of its decision whereupon Buyer may waive such objection and close or may terminate this Agreement, which election shall be made within ten (10) days of receipt of notice from Seller. If Seller fails to timely give such notice, Seller shall be deemed to have elected not to cure the objection, whereupon Buyer may waive such objection and close or may terminate this Agreement, which election by Buyer shall be made within thirty (30) days following notice of objection to Seller. Upon termination of this Agreement under the terms of this Section 7.4, no party to this Agreement shall have any further claims under this Agreement against any other party.

                              ARTICLE VIII. CLOSING

         8.1 Closing. If all of the conditions to Closing set forth in Articles IX and X hereof are satisfied, the closing shall occur on July 31, 1997, at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., Nashville, Tennessee, or at such other time (whether earlier or later) or place as the parties may mutually agree. If all of the conditions to Closing set forth in Articles IX and X hereof are not satisfied by July 31, 1997, the closing shall occur on the last business day of any month following the date upon which all of the conditions to Closing set forth in Articles IX and X hereof are satisfied or at such other time as the parties may mutually agree. Upon transfer of the assets and payment of the Purchase Price, the Closing shall be deemed to be effective (the "CLOSING") and the transfer of the Assets shall be deemed to have occurred as of 12:01 a.m. local time on August 1, 1997 (or such later first of the month if execution of all necessary and contemplated documents occurs after July 31,
1997). On the day of the effectiveness of Closing, Seller shall receive good funds in the amount of the Purchase Price. In the event that the Purchase Price is received by Seller before or after the date of effectiveness of the Closing, the Purchase Price shall be reduced or increased on a per diem basis, based on the Rate as defined in Section 13.2 of this Agreement.

         8.2 Termination. Notwithstanding anything in this Agreement to the contrary, this Agreement and the obligations of the parties hereunder may be terminated on or prior to Closing as follows:

                  (1) By Seller (i) in the event the transactions contemplated by this Agreement have been prohibited or enjoined by reason of any final judgment, decree or order entered or issued by a court of competent jurisdiction in litigation or proceedings involving either Buyer, Seller or Members; or (ii) in the event Buyer breaches or violates any material provision of this Agreement or fails to perform any material covenant or agreement to be performed by Buyer under the terms of this Agreement, and Seller has provided written notice thereof to Buyer giving reasonable specificity and Buyer has not cured same within a reasonable period of time and such breach is not waived by Seller in writing.

                  (2) By Buyer (i) in the event the transactions contemplated by this Agreement have been prohibited or enjoined by reason of any final judgment, decree or order entered or issued by a court of competent jurisdiction in litigation or proceedings involving either Buyer, Seller or Members; (ii) pursuant to Section 6.5 or 6.6; or (iii) in the event Seller or Members breach or violate any material provision of this Agreement or fail to perform any material covenant or agreement to be performed by Seller and/or the Members under the terms of this Agreement and Buyer has provided written notice thereof to Seller and/or the Members giving reasonable specificity and Seller and/or Members have not cured same within a reasonable period of time and such breach is not waived by Buyer in writing.

                  (3) By Buyer or Seller if the Closing hereunder shall not have taken place by September 30, 1997, or, by such later date as shall be agreed upon by an appropriate amendment to this Agreement if the parties agree in writing to an extension, provided that a party shall not have the right to terminate under this Section 8.2(3) if the conditions precedent to such party's obligation to close have been fully satisfied and such party has failed or refused to close after being requested in writing to close by the other party.


              ARTICLE IX. SELLER'S AND MEMBERS' CONDITIONS TO CLOSE

         The obligations of Seller and Members under this Agreement are subject to the satisfaction on or prior to Closing, of the following conditions (which may be waived specifically in writing by Seller in whole or in part):

         9.1 Representations and Warranties True at Closing; Compliance with Agreement. The representations and warranties of Buyer contained in this Agreement (including the Exhibits hereto) or in any certificate or document delivered to Seller and/or Members pursuant hereto, shall be deemed to have been made again at the Closing and shall then be true in all respects; and Buyer shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at Closing.

         9.2 Regulatory Approvals. Buyer shall have obtained (at its own cost) all consents, licenses, permits, approvals, provider contracts, determinations or certificates from the appropriate governmental agencies, required for Buyer to acquire and operate the Assets as contemplated hereunder.

         9.3 No Action/Proceeding. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transaction herein contemplated, and no governmental agency or body shall have taken any other action or made any request of Seller or Buyer as a result of which Seller reasonably and in good faith deems that to proceed with the transactions hereunder may constitute a violation of law.

         9.4 Compliance with Article XII. The Buyer shall have made to the Seller the deliveries required by Article XII hereof.

         9.5 Approval by Counsel. All matters, proceedings, instruments and documents required to carry out this Agreement or incidental thereto and all other relevant legal matters shall have been approved at or before the Closing by counsel for Seller and Members, which approval will not be unreasonably withheld.

         9.6 Order Prohibiting Transaction. No order shall have been entered in any action or proceeding before any court or governmental agency, and no preliminary or permanent injunction by any court shall have been issued which would have the effect of (a) making the transactions contemplated by this Agreement illegal, (b) otherwise preventing consummation of such transactions, or (c) imposing material limitations on the ability of Buyer effectively to acquire and hold Assets, or, in either case, to exercise rights of ownership pursuant thereto. There shall have been no federal or state statute, rule or regulations enacted or promulgated after the date of this Agreement that would reasonably, directly or indirectly, result in any of the consequences referred to in this Section.

         9.7 Completion of Exhibits. All exhibits to this Agreement will be completed to the mutual satisfaction of the parties.


                     ARTICLE X. BUYER'S CONDITIONS TO CLOSE

         The obligations of Buyer under this Agreement are subject to the satisfaction, on or prior to Closing, of the following conditions (which may be waived in writing by Buyer in whole or in part):

         10.1 Representations and Warranties True at Closing; Compliance with Agreement. The representations and warranties of Seller, Members and Affiliates contained in this Agreement (including the Exhibits hereto) or in any certificate or document delivered to Buyer pursuant hereto, shall be deemed to have been made again at the Closing and shall then be true in all respects; and Seller and the Members shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at Closing.

         10.2 No Loss, Damage or Destruction. In the event there is any damage to or loss of any of the Assets (whether by fire, theft, vandalism or other cause or casualty), the terms of Sections 6.5 and 6.6 hereof shall have been complied with to the satisfaction of Buyer.

         10.3 No Material Adverse Change. There shall have been no material adverse change or change known to have a future material adverse affect in the condition or prospects, financial or otherwise, of Seller, the Assets or the operations. There shall not be any material claims, litigation or governmental proceedings pending or threatened against Seller and/or Members which would adversely affect the Assets or the consummation of the transactions contemplated hereby at Closing.

         10.4 Regulatory Approvals. Buyer shall have obtained or have reasonable assurance that it will obtain (at its own cost) (a) certification for participation in the Medicaid Programs of the State of Texas, (b) certification from the appropriate agency of the federal government for participation in the federal Medicare Program, and (c) all other consents, licenses, permits, approvals, material provider contracts, determinations or certificates of need necessary in the judgment of Buyer.

         10.5 No Action/Proceeding. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transaction herein contemplated, and no governmental agency or body shall have taken any other action or made any request of Seller or Buyer as a result of which Buyer reasonably and in good faith deems that to proceed with the transactions hereunder may constitute a violation of law.

         10.6 Compliance with Articles VII and XI. Seller and/or Members shall have made to Buyer the deliveries required by Articles VII and XI hereof within the time periods required thereunder.

         10.7 Inspection of Assets; U.C.C. Searches, etc. Buyer shall have obtained environmental engineering reports and mechanical and electrical engineering reports and surveys, if Buyer elects to obtain them, at Buyer's cost, indicating a condition of the Assets acceptable to Buyer. Buyer and its representatives shall have had and continue to have reasonable rights of inspection of the Assets in connection with Buyer's due diligence review, and the results of Buyer's inspection and due diligence review shall be acceptable to it in Buyer's sole discretion. Seller shall have delivered to Buyer, at Seller's expense, all U.C.C. financing statements, local and central, including fixtures, and federal and state pending litigation, tax lien and judgment searches, with respect to Seller, its affiliates and predecessors, Seller's business operations and the Assets, including all "DBA's," trade names and fictitious names of Seller (including, but not limited to, all names set forth in Exhibit 4.13(4)), from each of the jurisdictions in which such entity does business within the preceding five (5) years, and shall be delivered to Buyer at least ten (10) days prior to Closing with results satisfactory to Buyer.

         10.8 Approval by Counsel. All matters, proceedings, instruments and documents required to carry out this Agreement or incidental thereto and all other relevant legal matters shall have been approved at or before the Closing by counsel for Buyer, which approval will not be unreasonably withheld.

         10.9 Order Prohibiting Transaction. No order shall have been entered in any action or proceeding before any court or governmental agency, and no preliminary or permanent injunction by any court shall have been issued which would have the effect of (a) making the transactions contemplated by this Agreement illegal, (b) otherwise preventing consummation of such transactions, or (c) imposing material limitations on the ability of Buyer effectively to acquire and hold Assets, or, in either case, to exercise rights of ownership pursuant thereto. There shall have been no federal or state statute, rule or regulations enacted or promulgated after the date of this Agreement that would reasonably result, directly or indirectly, in any of the consequences referred to in this Section.

         10.10 Repayment of Loans. The completion by Seller of repayment of any bonds, loans or other long-term obligations as described in Section 1.4(1) on such terms as are reasonably acceptable to Buyer and full release of any security relating thereto and of any claims by any such lenders or obligors.

         10.11 Consents. Seller shall have obtained all of the consents described in Section 6.4.

         10.12 Tail Insurance. Buyer shall deliver evidence of its tail insurance coverage required by Section 6.13 hereof.

         10.13 Approvals. This Agreement and consummation of the transactions contemplated hereunder shall have been approved by the Board of Directors of Buyer and Buyer's primary lenders.

         10.14 Completion of Exhibits. All exhibits to this Agreement will be completed to the mutual satisfaction of the parties.


            ARTICLE XI. OBLIGATIONS OF SELLER AND MEMBERS AT CLOSING

         At Closing, Seller and Members shall deliver or cause to be delivered to Buyer or Buyer's designee, at Seller's expense, the following in a form and substance reasonably satisfactory to Buyer or Buyer's designee:

         11.1 Documents Relating to Title. Seller shall execute, acknowledge, deliver and cause to be executed, acknowledged and delivered to Buyer or Buyer's designee:

                  (1) General warranty deeds, in form satisfactory to Buyer or Buyer's designee and the title insurer, and conveying to Buyer good, valid and indefeasible title in fee simple to the Real Estate free and clear of all liens, mortgages, pledges, encumbrances, security interests, covenants, easements, rights of way, equities, options, rights of first refusal, restrictions, special tax or governmental assessments, defects in title, encroachments and other burdens, except for Permitted Exceptions.

                  (2) General warranty bills of sale and assignments, in form satisfactory to Buyer, warranting and conveying to Buyer good title to all Assets free and clear of all liens, mortgages, pledges, encumbrances, security interests, covenants, easements, rights of way, equities, options, rights of first refusal restrictions, special tax or governmental assessments, defects in title, encroachments and other burdens, except for Permitted Exceptions.

                  (3) Certificates of title to all vehicles which constitute Assets endorsed by Seller (or its affiliates, as is appropriate) together with completed originals of any forms required by the State of Texas to transfer the same, free and clear of liens.

                  (4) An assignment to Buyer of all Leases and Contracts constituting the Assumed Contracts.

                  (5) Title Policy and Survey as specified in Sections 7.1 and
7.2 hereof; provided, however, that in lieu of the Title Policy, Seller may deliver to Buyer at Closing the Title Commitment marked by the title agent to show the final form in which the Title Policy will be issued (including the deletion of all exceptions other than the Permitted Exceptions), and in each case Seller shall provide the Title Policy to Buyer within five (5) business days after Closing.

                  (6) U.C.C. Financing Statement searches as specified in
Section 7.3 hereof, together with evidence satisfactory to Buyer of the right to full release at Closing of all liens noted thereon except for the Permitted Exceptions.

         11.2 Possession. Seller shall deliver to Buyer full possession and control of the Assets, free and clear of all liens, mortgages, pledges, security interests, restrictions, encumbrances, mortgages, easements, liabilities, and burdens of any kind whatsoever, including, without limitation, limitations on use and rights of reclamation by donees, except for Permitted Exceptions.

         11.3 Opinion of Seller's Counsel. Seller shall deliver to Buyer and its lender the favorable opinion of counsel for Seller, dated as of Closing, in form and substance reasonably acceptable to Buyer and its lender. The form of opinion will generally follow the format of the Legal Opinion accord of the ABA Section of Business Law (1991), as modified by the Report of the ABA Section of Real Property, Probate and Trust Law and the American College of Real Estate Lawyers
(1993).

         11.4 Good Standing and Resolutions. Seller shall deliver to Buyer Certificates of Good Standing from the Secretary of State of its state of organization, and from each jurisdiction in which Seller is qualified to do business, certified copies of its Certificate of Organization, Operating Agreement and any other governance resolutions, and a certified copy of the resolutions of its Members and its governing body authorizing the execution, delivery and consummation of this Agreement and the execution, delivery and consummation of all other agreements and documents executed in connection herewith by them, including all deeds, bills of sale and other instruments required hereunder, sufficient in form and content to meet the requirements of the law of the State of Texas relevant to such transactions and certified by officers of Seller to be validly adopted and in full force and effect and unamended as of Closing.

         11.5 Closing Certificate. Seller shall deliver to Buyer a certificate of an officer of Seller, dated as of Closing, certifying that (a) each covenant and obligation of Seller has been complied with by such parties in all material respects, and (b) each representation and warranty of Seller is true and correct on the Closing as if made on and as of the Closing.

         11.6 Third Party Consents. Seller shall deliver to Buyer:

                  (1) Any consents, estoppels, approvals, releases, filings and authorizations of third parties which are necessary in the reasonable opinion of Buyer (in form reasonably acceptable to Buyer) for the execution, delivery and consummation of this Agreement, and the transactions contemplated hereunder, including without limitation, those necessary for the assignment of the leases and contracts included in the Assumed Liabilities;

                  (2) All consents required by Section 6.4;

                  (3) Estoppel and attornment letters from tenants of Seller, in form of Exhibit 11.6(3).

         11.7 Taxes and Other Payments. Seller shall deliver to Buyer:

                  (1) Proof of cash payment directly to the tax authorities or cash payment (or credit on the Purchase Price) to Buyer in the amount of all real estate taxes and assessments which are a lien on the date of Closing, general and special.

                  (2) A certificate of non-foreign status signed by the appropriate party and sufficient in form and substance to relieve Buyer of all withholding obligations under Section 1445 of the Code. In the event that Seller cannot furnish such a certificate or is not entitled to rely upon such a certificate under the provisions of Section 1445 and the regulations thereunder, Seller shall take and/or permit Buyer or Buyer's nominee to take any and all steps necessary to allow Buyer or Buyer's nominee to satisfy the requirements or
Section 1445.

                  (3) Receipt or other evidence from the Texas Comptroller of Public Accounts showing that all liability for sale and use taxes and employment taxes due from Seller have been paid through the most recent reporting date, in form reasonably acceptable to Buyer.

         11.8 Releases and Other Matters. Seller shall deliver to Buyer:

                  (1) Full releases of all obligations described in Section 1.4(1).

                  (2) Releases of mortgages, security interests, etc. as required after completion of due diligence.

                  (3) Environmental representations and indemnifications set forth in a separate agreement acceptable to the parties and Buyer's lender.

         11.9 Notice to Third-Party Payors. Seller shall deliver executed notices, of the sale of the Hospital, to be furnished to all third-party payors including the Programs, in the form of Exhibit 11.9 hereto.

         11.10 Additionally Requested Documents; Post Closing Assistance. At the reasonable request of Buyer at Closing and at any time or from time to time thereafter, Seller and Members shall cooperate with Buyer to put Buyer in actual possession and operating control of the Assets, execute and deliver such further instruments of sale, conveyance, transfer and assignment, as Buyer may reasonably request in order to effectively sell, convey, transfer and assign the Assets to Buyer, to execute and deliver such further instruments and to take such other actions as Buyer may reasonably request to release Buyer from all obligation and liability with regard to any obligation or liability retained by Seller and/or Members and to execute and deliver such further instruments and to cooperate with Buyer as Buyer may reasonably request or to enable Buyer to obtain all necessary health care or regulatory certifications, approvals, consents and licenses, accreditations or permits. In addition, in the event that after Closing Buyer elects to sell any ownership interest to local physicians, Members shall provide such assistance to Buyer as Buyer may reasonably request.


                  ARTICLE XII. OBLIGATIONS OF BUYER AT CLOSING

         At Closing, Buyer shall deliver or cause to be delivered to Seller the following in a form and substance reasonably satisfactory to Seller and Members;

         12.1 Purchase Price. Buyer shall deliver to Seller in immediately available funds, the aggregate amount of the Purchase Price as specified in this Agreement.

         12.2 Corporate Good Standing and Certified Board Resolutions. Buyer shall deliver to Seller a certificate of good standing from the Secretary of State of its state of organization dated the most recent practical date prior to Closing and a certified copy of the resolutions of the Board of Directors of the Buyer approving this Agreement and consummation of the transactions hereunder contemplated.

         12.3 Opinion of Buyer's Counsel. Buyer shall deliver to Seller a favorable opinion of counsel for Buyer, dated as of Closing, in form and substance reasonably acceptable to Seller.

         12.4 Assumption of Liabilities. Buyer shall assume and covenant to fully perform and comply with all of the Assumed Liabilities by instruments reasonably acceptable to Seller and Seller's counsel.

         12.5 Closing Certificate. Buyer shall deliver to Seller a certificate of an officer of the Buyer, dated as of Closing, certifying that (a) each covenant and condition precedent of Buyer has been complied with by Buyer in all material respects and (b) each representation and warranty of Buyer is true and correct on the Closing as if made on and as of the Closing.

         12.6 Seller's Employees. For employees who accept Buyer's offer of employment, Buyer shall recognize the employee's length of service with Seller for eligibility and vesting under Buyer's employee benefit programs, including vacation and pension.

         12.7 Health Insurance. Employees who accept Buyer's offer of employment shall be entitled to such medical (without pre-existing condition limitations beyond those currently imposed by Seller) and other employee benefits as are provided to employees of Buyer in similar positions.


            ARTICLE XIII. SURVIVAL OF PROVISIONS AND INDEMNIFICATION

         13.1 Survival. The covenants, obligations, representations and warranties of Buyer and Seller contained in this Agreement, or in any certificate or document delivered pursuant to this Agreement, shall be deemed to be material and to have been relied upon by the parties hereto notwithstanding any investigation prior to the Closing and shall survive the date of Closing for a period of three (3) years after Closing, and shall not be merged into any deeds or other documents delivered in connection with the Closing; provided that claims relating to the following matters (collectively, the "ABSOLUTE COVENANTS") shall survive until sixty (60) days after the applicable statute of limitations relating to the underlying claim: Assumed Liabilities, Excluded Liabilities, title to Assets, lack of corporate authority, ERISA and employee benefit matters, taxes, claims by third parties whether founded on negligence, malpractice or statutory or regulatory violations, any failure of Seller to transfer all of the Assets to Buyer, and claims for breach of the covenants of Sections 6.3, 6.18 and Article XIV and representations set forth in Sections 4.1, 4.5, 4.6 and 4.15.

         13.2 Indemnification by Seller. Subject to the provisions of Section 13.4, Seller promptly shall indemnify, defend and hold harmless (and upon demand shall reimburse) Buyer and the directors, officers, shareholders, employees and agents of Buyer (and with respect to the COBRA coverage, Buyer and all affiliated corporations within a controlled group relationship with Buyer (as determined under Section 414 of the Internal Revenue Code), and their employees) (the "BUYER INDEMNIFIED PARTIES") against any and all claims, actions, demands, suits, proceedings, assessments, judgments, losses, costs, and expenses (including reasonable cost of investigation, court costs, legal fees and expenses incident to any of the foregoing or incurred in attempting to avoid the same or oppose the imposition thereof or in enforcing this indemnity) and other damages (individually and collectively a "LOSS") resulting from (i) any breach by either Seller or Members of any of their covenants, obligations, representations or warranties or breach or untruth of any covenant, obligation, representation, warranty, fact or conclusion contained in this Agreement or any certificate or document of Seller and/or Members delivered pursuant to this Agreement (or which would not have been suffered or incurred if such representation, warranty, fact or conclusion were true or had not been breached or such covenant or obligation had been fully performed), (ii) arising out of the ownership, licensing, operation, action, inaction or conduct of Seller, Members, Hospital, or any of the Assets or any of Seller's employees, agents or independent contractors, relating to all periods of time prior to Closing, except the Assumed Liabilities, (iii) the Excluded Liabilities, and (iv) in respect of any other liabilities of Seller not expressly assumed by Buyer hereunder. Any indemnification payment pursuant to the foregoing shall include interest at a rate equal to ten percent (10%) (the "RATE") from the date the loss, costs, expenses or damages were incurred until the date of payment; provided, however, the Rate shall not be payable with respect to attorneys' fees incurred until such date as the underlying claim is determined to be payable.

         13.3 Indemnification by Buyer. Buyer shall promptly indemnify, defend, and hold harmless (and upon demand shall reimburse) Seller, its Members and the officers, employees and agents of Seller against any Loss resulting from (i) any breach by Buyer of any of its covenants, obligations, representations or warranties or breach or untruth of any covenant, obligation, representation, warranty, fact or conclusion contained in this Agreement or any certificate or document of Buyer delivered pursuant to this Agreement (or which would not have been suffered or incurred if such representation, warranty, fact or conclusion were true or had not been breached or such covenant or obligation had been fully performed), (ii) any claim which is brought or asserted by any third party(ies) against Seller for failure to pay or perform any of the Assumed Liabilities, and
(iii) any claim arising out of the ownership of the Assets or the conduct of the business of the Hospital after Closing, except for failure to obtain consents for the assignment of the contracts and except those directly or indirectly resulting from a breach by the Seller of any representations or covenants of this Agreement. Any indemnification payment pursuant to the foregoing shall include interest at the Rate from the date of the loss, costs, expenses or damages were incurred until the date of payment; provided, however, the Rate shall not be payable with respect to attorneys' fees incurred until such date as the underlying claim is determined to be payable.

         13.4 Indemnification by Foundation. Buyer and Seller acknowledge that a portion of the Purchase Price will be paid by Seller to the Foundation (as defined below). As a condition precedent to Foundation's receipt of said payment, Seller shall obtain Foundation's agreement that with respect to any Losses incurred by Buyer with respect to matters for which Dolly Vinsant Memorial Foundation ("FOUNDATION"), as successor in interest to Dolly Vinsant Memorial Hospital, agreed to indemnify the Dolly, Inc., predecessor in interest to Seller, pursuant to the terms of the Closing Affidavit dated September 27, 1991, between Dolly Vinsant Memorial Hospital and Warren Healthcare Group, Inc. (herein, a "PRIOR PERIOD LOSS"), Foundation shall indemnify and hold the Buyer Indemnified Parties harmless for any Prior Period Loss. Buyer agrees that notwithstanding the provisions of Section 13.2, Seller shall have no liability to the Buyer Indemnified Parties with respect to any Prior Period Loss so long as Foundation (i) delivers an opinion of counsel in form and substance satisfactory to Buyer to the effect of the due organization of Foundation, and the valid, binding nature of execution of this Agreement by Foundation and its full enforceability in accordance with its terms, and such other matters as Buyer shall reasonably determine are needed, (ii) delivers certified resolutions authorizing execution of the foregoing, and (iii) enters into an agreement acceptable to Buyer evidencing Foundation's indemnification obligation to Buyer.

         13.5 Procedure for Indemnification.

                  (1) Notice. Within thirty (30) days after receipt of written or actual notice of any action or claim (the "CLAIM") as to which it asserts a right to indemnification, the party seeking indemnification hereunder (the "INDEMNITEE") shall give written notice thereof (the "NOTICE") to the person from whom indemnification is sought (the "INDEMNITOR"), provided that the failure of the Indemnitee to give the Indemnitor notice within the specified number of days shall not relieve the Indemnitor of any of its obligations hereunder, but may create a cause of action for breach for damages directly attributable to such delay. Indemnitor shall be liable to Indemnitee with respect to Losses only so long as Indemnitee gives Indemnitor written notice thereof prior to the expiration of the survival periods set forth in Section 13.1.

                  (2) Third Party Claims.

                           (a) If any claim for indemnification by Indemnitee
arises out of a Claim by a person other than Indemnitee, the Indemnitor shall be entitled to assume the defense thereof, by written notice to the Indemnitee within fifteen (15) days after receipt of the Notice. Indemnitor shall thereupon undertake to take all steps or proceedings to defeat or compromise any such Claim, including retaining counsel reasonably satisfactory to the Indemnitee. Except as otherwise provided herein, all costs, fees and expenses with respect to any such Claim shall be borne by Indemnitor. If the Indemnitor assumes the defense of a Claim, it shall not settle such Claim unless such settlement includes as an unconditional term thereof a release by the claimant of the Indemnitee, reasonably satisfactory to the Indemnitee and except that Indemnitor shall not, without the prior written consent of Indemnitee, directly or indirectly require Indemnitee to take or refrain from taking any action, or make any public statement, or consent to any settlement, which it reasonably considers to be against its interest. Indemnitee shall have the right to participate at its own expense, in such proceedings, but control of such proceedings shall remain exclusively with Indemnitor.

                           (b) If the Indemnitor shall fail to notify the
Indemnitee of its desire to assume the defense of any such claim or action within the prescribed period of time, then the Indemnitee may assume such defense in such manner as it may deem appropriate, and the Indemnitor shall be bound by any determinations made or any settlements thereof effected by the Indemnitee. The Indemnitor shall be permitted, at its own expense, to join in such defense and to employ its own counsel but control of such proceedings shall remain exclusively with Indemnitee.

                           (c) Indemnitor and Indemnitee agree to make available
to each other, their counsel and other representatives, all information and documents reasonably available to them reasonably requested by the other which relate to any such claim or action, and to render to each other such reasonable assistance as may be reasonably requested in order to insure the proper and adequate defense of such claim or action, but any costs or expenses related thereto shall be borne by Indemnitor; and provided that any failure (after written notice with specificity and an opportunity to cure) shall not relieve the Indemnitor of any of its obligations hereunder but may create a cause of action for breach for damages directly attributable to such failure.

                  (3) Other Claims. In the event of any Claim other than those provided for in subsection (2) hereof, Indemnitee shall be entitled to indemnification hereunder as provided herein.

                  (4) Payment of Claims. Amounts payable by the Indemnitor to the Indemnitee under this Section 13.5 shall be payable by the Indemnitor (or the escrow agent under the Escrow Agreement) as incurred by the Indemnitee. In the event Indemnitor (or the escrow agent under the Escrow Agreement) fails to pay, timely and fully, any such amounts, Indemnitee may pay such Claim. In such event, the Indemnitee may recover from the Indemnitor, in an addition to the amount so paid but subject to the Cap,

(i) interest on the amount claimed at the Rate, and (ii) reasonable attorneys' fees in connection with the enforcement of payment under this Section 13.5.

                  (5) No Set-Off. The Indemnitee's right to indemnification under this Section 13.5 shall not be subject to set-off for any claim by the Indemnitor against the Indemnitee.

                  (6) Claims by a Straddle Patient. Any claim by a patient relating to professional negligence or similar matters involving a patient of the Hospital served both prior to Closing and subsequent to Closing will be the responsibility of either Buyer or Seller in accordance with the following guidelines: (i) if it is a claim in which clearly the incident giving rise to liability arose prior to Closing, Seller shall respond to the loss and defense expenses; (ii) if it is a claim in which clearly the incident giving rise to liability arose subsequent to Closing, Buyer shall respond to the loss and defense expenses; and (iii) in the event that the incident giving rise to liability as to time is not clear, Seller and Buyer will jointly defend the case and each will fully cooperate with the other in such defense. Once the case is closed, if Buyer and Seller cannot agree to the allocation of both indemnity and expenses, then the matter shall be submitted to binding arbitration in accordance with the rules and procedures of the American Arbitration Association.

                  (7) Cap. Notwithstanding any other provision herein, the aggregate indemnification obligation of any party hereunder shall in no event exceed the Purchase Price.

         13.6 Assignment by Buyer. No consent by Seller and/or Members shall be required for any assignment or reassignment of the rights of Buyer under this
Article XIII.


                      ARTICLE XIV. PRESERVATION OF BUSINESS
                           AND NONCOMPETE RESTRICTIONS

         14.1 Covenant Not to Compete. Seller and Members hereby covenant and agree with Buyer that during the "NONCOMPETE PERIOD" within the "NONCOMPETE AREA" they shall not, directly or indirectly, (a) acquire, lease, manage, consult for, finance or own any part of (as member, shareholder or partner) any health care facility which provides any services similar to the services provided by the Hospital or what are normally provided by a hospital, including but not limited to skilled nursing, obstetrics, psychiatric, alcohol/chemical dependency, rural health, primary care, urgent care, ambulatory surgery, diagnostics, psychiatric counseling or any other health related services or (b) solicit for employment or employ any person who at Closing became an employee of Buyer, or (c) disrupt or attempt to disrupt any past, present or reasonably foreseeable future relationship, contractual or otherwise between Buyer, on the one hand, and any physician, physician group, or other health care provider with whom Buyer contracts with in connection with the Hospital, on the other hand. Notwithstanding the above, the restriction described in this Section as item (a) above shall apply only to Seller, Lynn Davis ("DAVIS") and R. William Warren ("WARREN"). The Members other than Davis and Warren hereby covenant and agree with Buyer that in lieu of said restriction, during the Noncompete Period and within the Noncompete Area, they shall not, directly or indirectly, acquire, lease, manage, finance or own any part of (as member, shareholder or partner) any hospital (other than the Hospital) or outpatient diagnostic center. The "NONCOMPETE PERIOD" shall commence at the Closing and terminate on the second anniversary thereof. The "NONCOMPETE AREA" shall mean the area within a fifty (50) mile radius of the Hospital. Ownership of less than five percent (5%) of the stock of a publicly held company shall not be deemed a breach of this covenant.

         14.2 Enforceability. In the event of a breach of Section 14.1 hereof, Seller and Members recognize that monetary damages shall be inadequate to compensate Buyer and Buyer shall be entitled, without the posting of a bond or similar security, to an injunction restraining such breach, with the costs (including attorneys' fees) of securing such injunction to be borne, jointly and severally, by Seller and Members. Nothing contained herein shall be construed as prohibiting Buyer from pursuing any other remedy available to it for such breach or threatened breach.

         All parties hereto hereby acknowledge the necessity of protection against the competition of Seller and Members and that the nature and scope of such protection has been carefully considered by the parties. The period provided and the area covered are expressly represented and agreed to be fair, reasonable and necessary. The consideration provided for herein is deemed to be sufficient and adequate to compensate for agreeing to the restrictions contained in Section 14.1 hereof. If, however, any court determines that the forgoing restrictions are not reasonable, such restrictions shall be modified, rewritten or interpreted to include as much of their nature and scope as will render them enforceable.


                            ARTICLE XV. MISCELLANEOUS

         15.1 Assignment. Following Closing, Buyer freely may assign any or all rights or delegate any or all of its obligations under this Agreement without the express written consent of Seller or Members. No assignment shall relieve the assignor of any liability or obligation hereunder. Neither Seller nor Members may assign any rights or delegate any obligations under this Agreement without the prior written consent of Buyer, and any prohibited assignment or delegation will be null and void.






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

         15.2 Other Expenses. Except as otherwise provided in this Agreement, Seller and Members shall pay all of their own expenses in connection with the negotiation, execution, and implementation of the transactions contemplated by this Agreement and Buyer shall pay all of its own expenses in connection with the negotiation, execution, and implementation of the transactions contemplated by this Agreement. State and local sales and use taxes incurred in connection with the transactions contemplated under this Agreement shall be borne and timely paid by Seller. Buyer will pay the cost of all appraisals and shall pay all transfer taxes. Buyer will pay the cost of the Phase I Environmental Assessment set out in Section 6.20 and the costs of any additional environmental reports, borings or inspections as set out in Section 6.20.

         15.3 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given: (a) if delivered personally or sent by facsimile, on the date received, (b) if delivered by overnight courier, on the day after mailing, and (c) if mailed, five (5) days after mailing with postage prepaid. Any such notice shall be sent as follows:

                  To Seller or Members:

                  c/o Warren Health Group, Inc.
                  4800 Lakewood Drive, Suite 5
                  Waco, Texas 76710
                  Attention: R. William Warren, President

                  with a copy to:

                  Rountree & Kithcart, L.L.P.
                  222 East Van Buren Street, #101
                  Harlingen, Texas  78550
                  Attention: William C. Rountree III, Esq.

                  To Buyer:

                  NAHC II of Texas, Inc.
                  109 Westpark Drive, Suite 440
                  P.O. Box 3689
                  Brentwood, Tennessee  37024
                  Attn:    Robert M. Martin, President & CEO
                  with a copy to:

                  Ernest E. Hyne II, Esq.
                  Harwell Howard Hyne Gabbert & Manner, P.C.
                  1800 First American Center
                  315 Deaderick Street
                  Nashville, Tennessee  37238

         15.4 Controlling Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Texas.

         15.5 Headings. Any table of contents and paragraph headings in this Agreement are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation.

         15.6 Benefit. Subject to Section 15.1 hereof, this Agreement shall be binding upon and shall inure to the exclusive benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto and Buyer shall require any of its successors to assume Buyer's obligations under this Agreement. This Agreement is not intended to, nor shall it, create any rights in any other party.

         15.7 Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

         15.8 Waiver. Neither the failure nor any delay on the part of any party hereto in exercising any rights, power or remedy hereunder shall operate as a waiver thereof, or of any other right, power or remedy; nor shall any single or partial exercise of any right, power or remedy preclude any further or other exercise thereof, or the exercise of any other right, power or remedy.

         15.9 Counterparts. This Agreement may be executed simultaneously in two or more counterparts each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         15.10 Interpretation; Knowledge. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or entity, or the context, may require. Further, it is acknowledged by the parties that this Agreement including exhibits has undergone several drafts with the negotiated suggestions of both; and, therefore, no presumptions shall arise favoring either party by virtue of the authorship of any of its provisions or the changes made through revisions. Whenever in this Agreement the term "to the knowledge of Seller" or the like is used, Seller shall be deemed to have the knowledge of each Member and Seller's officers, directors and key employees; and Seller shall be under a duty of due inquiry.

         15.11 Entire Agreement. This Agreement, including the Exhibits hereto, constitutes the entire agreement between the parties hereto with regard to the matters contained herein and it is understood and agreed that all previous undertakings, negotiations and agreements between the parties are merged herein. This Agreement may not be modified orally, but only by an agreement in writing signed by Buyer, Seller and Members. Except as expressly provided herein, no waiver of any of the provisions of this Agreement shall be valid unless it is in writing and signed by the party against which it is sought to be enforced.

         15.12 Legal Fees and Costs. In the event any party hereto elects to incur legal expenses to enforce or interpret any provision of this Agreement, the prevailing party will be entitled to recover such legal expenses, including, without limitation, attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party shall be entitled.

         15.13 Exclusivity. Buyer contemplates the expenditure of substantial sums of time and money in connection with legal, accounting, financial, and due diligence work to be performed in conjunction with the transactions contemplated under this Agreement. For purposes of inducing Buyer to proceed with the transactions, Seller and Members shall not, directly or indirectly, without Buyer's prior written consent, initiate or hold discussions with any person or entity (other than Buyer) concerning a purchase, affiliation, or lease of all or a material part of the Assets, directly or indirectly, whether by sale of equity, merger, consolidation, sale or lease of material assets, affiliation, joint venture, or other material transaction for the period of time from the date hereof until the date specified in the first sentence of Section 8.2(3) (or such later period of time as the parties mutually agree pursuant to Section 8.2(3)). Seller will promptly notify Buyer by telephone and thereafter confirm in writing via fax, if any such discussions or negotiations are sought to be initiated with, or any such proposal or possible proposal is received directly or indirectly, by Seller. In the event Seller receives an unsolicited offer related to a type of transaction described in this paragraph, Seller shall promptly inform the person making such unsolicited offer of the existence of its obligations under this Section 15.13 but shall not disclose the contents of this Section or this Agreement, and Seller shall reject such offer and promptly notify Buyer thereof.

         15.14 Completion of Exhibits. Certain of the Exhibits have not been prepared in their final form at the time of execution of this Agreement. Input by Seller and Buyer is necessary to finalize the Exhibits and each party agrees to use its reasonable best efforts to finalize them. Submission of Exhibits shall be in writing delivered via overnight courier to the other party's counsel. Either party may supplement the Exhibits by like written delivery. The submitted Exhibits shall be deemed accepted and thereby become an Exhibit to this Agreement unless: (i) such proposed Exhibit would, individually or in aggregate with the effect of items disclosed in other Exhibits which were first submitted after signing of this Agreement, constitute a material adverse effect on the receiving party in the receiving party's sole discretion, and (ii) within five (5) business days after receipt of such proposed Exhibit, such receiving party provides written notice to opposing counsel reasonably detailing the objection thereof and changes in such proposed Exhibit which would make the same acceptable. Should the parties not be able to resolve written objections within ten (10) business days thereafter, then either party may withdraw from this Agreement and terminate it without any obligation or liability of any sort and this Agreement shall be treated as never having been executed or delivered. Acceptance of Exhibits shall not mean that the underlying information (e.g. understanding claim, likelihood of successful defense and adequacy of insurance coverage) is acceptable.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                 "SELLER":

                                 THE DOLLY V L.C.


                                 By:
                                     -------------------------------------------

                                 Title:
                                        ----------------------------------------

                                 "BUYER":

                                 NAHC II OF TEXAS, INC.


                                 By:
                                     -------------------------------------------

                                 Title:
                                        ----------------------------------------


                                 MEMBERS":


                                 -----------------------------------------------
                                 EDUARDO ATKINSON, M.D.



                                 -----------------------------------------------
                                 EVE Y. BERRY



                                 -----------------------------------------------
                                 TIM BOTHWELL, M.D.



                                 -----------------------------------------------
                                 LYNN DAVIS

                                 HEJAR, LTD.


                                 By:
                                     -------------------------------------------
                                        HERMAN KEILLOR, M.D., General Partner




                                 -----------------------------------------------
                                 CECIL SIMMONS, M.D.



                                 -----------------------------------------------
                                 LONNIE STANTON, M.D.



                                 -----------------------------------------------
                                 ROGER PHILO



                                 -----------------------------------------------
                                 R. WILLIAM WARREN



                                 -----------------------------------------------
                                 ROBERT R. WEBB



                                 -----------------------------------------------
                                 DANA WILKE



                                 -----------------------------------------------
                                 L. NATHAN WINTERS